 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-208710
CALCULATION OF REGISTRATION FEE(1)
Title of each class of securities to be registered	Amount to be registered	Maximum offering price per unit	Maximum aggregate offering price	Amount of registration fee(2)
4.375% Senior Notes due 2023	$700,000,000	99.739%	$698,173,000	$70,307
Guarantees of 4.375% Senior Notes due 2023	(3)	(3)	(3)	(3)
(1)
The information in this Calculation of Registration Fee Table (including the footnotes hereto) updates, with respect to the securities offered hereby, the information set forth in the Calculation of Registration Fee Table included in the Registration Statement on Form S-3 (No. 333-208710).

(2)
The registration fee is calculated in accordance with Rule 457(o) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to these guarantees.

Prospectus supplement
To prospectus dated December 22, 2015
$700,000,000
4.375% Senior notes due 2023
The company:
•
Omega Healthcare Investors, Inc. is a self-administered real estate investment trust, which we refer to as a REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States and United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities and, to a lesser extent, assisted living facilities, independent living facilities and rehabilitation and acute care facilities.

The offering:
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Use of proceeds: We intend to use the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility. The remainder, if any, will be used for general corporate purposes, including future acquisitions. See “Use of proceeds.”

The senior notes:
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Maturity: The notes will mature on August 1, 2023.

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Interest payments: The notes will pay interest semi-annually in cash in arrears on February 1 and August 1 of each year, beginning on February 1, 2017.

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Ranking: The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.

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Guarantees: The notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries (including OHI Healthcare Properties Limited Partnership) that guarantee indebtedness for money borrowed of Omega Healthcare Investors, Inc. in a principal amount at least equal to $50 million (including, as of the date hereof, our existing senior notes and the facilities under our credit agreements).

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Redemption: We may redeem some or all of the notes prior to June 1, 2023 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of the notes, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The notes will be redeemable at any time on or after June 1, 2023 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

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Form: The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of  $1,000 in excess thereof.

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Listing: The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.

Investing in the notes involves risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus. In particular, for a discussion of certain factors you should consider before buying the notes, see “Supplemental risk factors” beginning on page S-8 of this prospectus supplement, “Risk Factors” on page 6 of the accompanying prospectus and the risk factors included in the documents incorporated by reference herein and therein.
	Per note	Total
Public offering price(1)	99.739%	$698,173,000
Underwriting discount	0.625%	$4,375,000
Proceeds before expenses to us(1)	99.114%	$693,798,000
(1) Plus accrued interest from July 12, 2016, if settlement occurs after that date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this preliminary prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, on or about July 12, 2016.
See “Underwriting—Extended settlement.”
Joint book-running managers
J.P. Morgan	BofA Merrill Lynch	Credit Agricole CIB	Stifel
Co-managers
Capital One	Morgan Stanley	RBC Capital Markets
SunTrust Robinson Humphrey	Wells Fargo Securities	MUFG
BB&T Capital Markets	BBVA	Regions Securities LLC
The date of this prospectus supplement is June 30, 2016.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” that we have authorized. We have not, and the underwriters have not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus.” If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus supplement nor the sale of notes offered hereby shall be deemed a guarantee that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any such “free writing prospectus” is correct after their respective dates.
This document is in two parts. The first part is the prospectus supplement, which describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The second part is the prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

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Non-GAAP financial measures
This prospectus supplement includes statements of our Funds From Operations, which we refer to as FFO, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. For purposes of Regulation G promulgated by the Securities and Exchange Commission, which we refer to as the Commission, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in our statement of operations, balance sheet or statement of cash flows (or equivalent statements); or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. In accordance with the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts, which we refer to as NAREIT, and, consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us.
We use FFO as one of several criteria to measure the operating performance of our business. We further believe that by excluding the effect of depreciation, amortization, impairment on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. We offer this measure to assist the users of our financial statements in evaluating our financial performance under GAAP; however, FFO should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in our securities should not rely on this measure as a substitute for any GAAP measure, including net income.
EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, gain or loss on asset sales-net, provisions for impairment and certain non-recurring revenues and expenses. We believe that the presentation of EBITDA and Adjusted EBITDA provide useful information regarding our ability to service debt and provide useful information to investors regarding our results of operations because these measures are useful for trending, analyzing and benchmarking the performance and value of our business. We use EBITDA and Adjusted EBITDA primarily as performance measures. We also use EBITDA and Adjusted EBITDA in our annual budget process. We believe EBITDA and Adjusted EBITDA facilitate internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. Although we use EBITDA and Adjusted EBITDA as financial measures to assess the performance of our business, the use of EBITDA and Adjusted EBITDA is limited because these measures do not take into account certain material costs necessary to
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operate our business. These costs include, but are not limited to, the cost to service our debt, the non-cash depreciation and amortization associated with our long-lived assets, the cost of our federal and state tax obligations, if any, and the operating results of our discontinued businesses. Because EBITDA and Adjusted EBITDA do not take into account important elements of our cost structure, a user of our financial information who relies on EBITDA or Adjusted EBITDA as the only measure of our performance could draw an incomplete or misleading conclusion regarding our financial performance. Consequently, a user of our financial information should consider net income as an important measure of our financial performance because it provides the most complete measure of our performance.
EBITDA and Adjusted EBITDA should not be considered as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP. EBITDA and Adjusted EBITDA as presented may not be comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA should be considered in addition to, not as substitutes for or superior to, GAAP financial measures, or as indicators of operating performance.
S-iii

Forward-looking statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. All statements other than statements of historical facts included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement or the accompanying prospectus may constitute forward-looking statements. These statements relate to our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, performance and underlying assumptions and other statements other than statements of historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology including, but not limited to, terms such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof or variations thereon or similar terminology. These statements are based on information available on the date of this filing and only speak as to the date hereof and no obligation to update such forward-looking statements should be assumed. Our actual results may differ materially from those reflected in the forward-looking statements included or incorporated in this prospectus supplement or the accompanying prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus supplement. There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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those items discussed under “Supplemental risk factors” herein and under “Risk Factors” in Item 1A to our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as supplemented from time-to-time in Part II, Item 1A to our Quarterly Reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

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the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;

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our ability to sell closed or foreclosed assets on a timely basis and on terms that allow us to realize the carrying value of these assets;

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our ability to manage, re-lease or sell any owned and operated facilities;

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the availability and cost of capital to us;

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changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

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regulatory and other changes in the healthcare sector;

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changes in the financial position of our operators;

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the effect of economic and market conditions generally and, particularly, in the healthcare industry;

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changes in interest rates;

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the amount and yield of any additional investments;

S-iv

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changes in tax laws and regulations affecting real estate investment trusts, which we refer to as REITs;

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the possibility that we will not realize estimated synergies or growth as a result of our merger with Aviv REIT, Inc., which was consummated on April 1, 2015, or that such benefits may take longer to realize than expected;

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the potential impact of changes in the skilled nursing facility and assisted living facility market or local real estate conditions on our ability to dispose of assets held for sale for the anticipated proceeds or on a timely basis, or to redeploy the proceeds therefrom on favorable terms; and

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our ability to maintain our status as a real estate investment trust.

Any subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth or referred to above, as well as the risk factors included in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements included or incorporated by reference in this prospectus supplement to reflect future events or developments.
Market and industry data
This prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein include market share, industry data and forecasts that we obtained from the United States Census Bureau and the Centers for Medicare and Medicaid Services. In this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, we rely on and refer to additional information regarding market data obtained from internal sources, market research, publicly available information and industry publications. Although we believe the information is reliable, neither we nor the underwriters can guarantee the accuracy or completeness of the information and have not independently verified it.
Where you can find more information
We are subject to the informational requirements of the Exchange Act. As a result, we file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any document we file with the Commission at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our Commission filings are also available to the public at the web site maintained by the Commission at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the New York Stock Exchange, which we refer to as the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We “incorporate by reference” certain information we file with the Commission, which means that we can disclose important information to you by referring to our filings with the Commission. The information that we incorporate by reference is considered a part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede the information contained in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have previously filed with the Commission:
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our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on February 29, 2016;

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our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the Commission on May 6, 2016;

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our Current Reports on Form 8-K, filed with the Commission on January 8, 2016, February 3, 2016, March 23, 2016, June 13, 2016 and June 30, 2016; and

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our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on June 9, 2016 and filed with the Commission on April 25, 2016.

All documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering will be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of the filing of such documents, other than information in the documents that is not deemed to be filed with the Commission. A statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus supplement or accompanying prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
These documents contain important information about our financial condition. You may obtain copies of any documents incorporated by reference in this prospectus supplement from us, from the Commission or from the Commission’s website as described below. Documents incorporated by reference are available without charge from us, excluding exhibits thereto, unless we have specifically incorporated by reference such exhibits in this prospectus supplement. Any person, including any beneficial owner, to whom this prospectus supplement is delivered, may obtain documents incorporated by reference in, but not delivered with, this prospectus supplement by requesting them from us in writing or by telephone at Omega Healthcare Investors, Inc., Attention: Chief Financial Officer, 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, telephone number (410) 427-1700. You may also access our filings free of charge on our website at www.omegahealthcare.com, or at the website maintained by the Commission at www.sec.gov. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
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Prospectus supplement summary
This summary contains basic information about our company and the offering. This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether or not to invest in the notes. For a more complete understanding of our company and this offering you should read this entire prospectus supplement and accompanying prospectus, including “Supplemental risk factors” and the financial information and notes thereto incorporated by reference.
Unless otherwise indicated or required by the context, the terms “we,” “our,” “us,” “Omega” and the “company” refer to Omega Healthcare Investors, Inc. and all of its subsidiaries that are consolidated under GAAP. Unless otherwise indicated, references to aggregate principal amount of debt or borrowings do not include fair value adjustments under GAAP.
Our company
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, and independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities.
As of March 31, 2016, our portfolio of investments included 985 healthcare facilities located in 42 states and the United Kingdom and operated by 83 third-party operators. We use the term “operator” to refer to our tenants and mortgagees and their affiliates which manage and/or operate our properties. Our portfolio consists of:
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800 SNFs, 84 ALFs, 16 specialty facilities and one medical office building;

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fixed rate mortgages on 53 SNFs and two ALFs; and

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29 facilities closed/held-for-sale.

As of March 31, 2016, our gross investments in our portfolio of investments totaled approximately $8.4 billion, with 99% of our real estate investments related to long-term healthcare facilities. In addition, we held miscellaneous other investments of approximately $203.8 million at March 31, 2016, consisting primarily of secured loans to third-party operators of our facilities.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, an operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega and a wholly-owned subsidiary of Omega are the general partners of the Operating Partnership and have exclusive control over the Operating Partnership’s day-to-day management. As of March 31, 2016, we owned approximately 95% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 5% of the units.
Corporate information
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive office is located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our company is set forth in documents on file with the Commission and incorporated by reference in this prospectus supplement. See “Where you can find more information.”
Our filings with the Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports are accessible free of charge on our website at www.omegahealthcare.com. Information on our website does not constitute part of this prospectus supplement.

The offering
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. “Description of the notes” contains a more detailed description of the terms and conditions of the notes. In this “The offering” section, the “Issuer” refers to Omega Healthcare Investors, Inc. only and not to any of its subsidiaries.
Issuer
Omega Healthcare Investors, Inc.
Notes offered
$700 million aggregate principal amount of 4.375% senior notes due 2023.
Issue price
99.739%, plus accrued interest, if any, from July 12, 2016.
Maturity date
August 1, 2023.
Interest
Interest on the notes will accrue at a rate of 4.375% per annum, payable semi-annually in cash in arrears on February 1 and August 1 of each year, commencing February 1, 2017.
Guarantees
The notes will be fully and unconditionally guaranteed, jointly and severally, by our existing and future subsidiaries (including the Operating Partnership) that guarantee indebtedness for money borrowed of the Issuer in a principal amount at least equal to $50 million (including as of the date hereof our existing senior notes, our unsecured revolving credit facility and our unsecured term loans). As of March 31, 2016, our non-guarantor subsidiaries held approximately $695.5 million, or 8%, of our total assets, and $392.3 million (excluding inter-company payables), or 9%, of our total liabilities.
Ranking
The notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior debt and senior in right of payment to all of our existing and future subordinated debt. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of each of our non-guarantor subsidiaries.
As of March 31, 2016, as adjusted after giving effect to the issuance of these notes and the application of the net proceeds described under “Use of proceeds,” we would have had approximately $4.4 billion of debt outstanding, including no borrowings outstanding under our revolving credit facility and $1.1 billion of term loans outstanding under our term loan facilities.
As of March 31, 2016, our non-guarantor subsidiaries had approximately $55.9 million aggregate principal amount of third party borrowings outstanding under our mortgage loans guaranteed by the U.S. Department of Housing and Urban Development, which we refer to as HUD and $180.0 million under our other mortgage loan.

Security
The notes and the guarantees will be issued on a senior unsecured basis.
Optional
redemption
We may redeem some or all of the notes prior to June 1, 2023, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of the notes, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date. The notes will be redeemable at any time on or after June 1, 2023, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. See “Description of the notes—Optional redemption.”
Certain covenants
The indenture will contain covenants that limit, among other things, our ability and the ability of some of our subsidiaries to:
• incur additional indebtedness; and
• merge, consolidate or sell all or substantially all of our and our subsidiary guarantors’ assets.
The indenture will also contain a covenant requiring us to maintain a certain amount of unencumbered assets.
These covenants are subject to a number of important qualifications and limitations. See “Description of the notes—Covenants.”
No listing; No established market for the notes
We do not intend to apply for listing of the notes on any securities exchange or other established trading market. The notes will be a new class of securities for which there is currently no market. Although each initial underwriter has informed us that it intends to make a market in the notes, no underwriter is obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.
Use of proceeds
We intend to use the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility. The remainder, if any, will be used for general corporate purposes, including future acquisitions. See “Use of proceeds.”
Risk factors
You should carefully consider all of the information in this prospectus supplement as well as the risk factors disclosed herein and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
Extended
settlement
We expect that the delivery of the notes will be made against payment therefor on or about July 12, 2016, which will be the seventh business day following the date of pricing of the notes (such settlement cycle being herein referred to as “T+7”). See “Underwriting—Extended settlement” below.

Summary historical financial information
A summary of selected historical consolidated financial data is set forth in the table below. The financial data for each of the years in the five-year period ended December 31, 2015 and the three months ended March 31, 2015 and 2016 were derived from our historical consolidated financial statements and include all adjustments necessary for the fair presentation of the data in all material respects. The information below is only a summary and should be read together with, and is qualified in its entirety by reference to, our historical consolidated financial statements and notes thereto, incorporated by reference herein, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our periodic reports incorporated by reference herein, and the “Capitalization” section of this prospectus supplement.
	Year ended December 31,					Three months ended March 31,
(in thousands)	2011	2012	2013	2014	2015	2015	2016
Operating data:
Revenues from core operations	$292,204	$350,460	$418,714	$504,787	$743,617	$133,420	$212,879
Total revenues	292,204	350,460	418,714	504,787	743,617	133,420	212,879
Interest expense(1)	86,899	106,096	92,048	126,869	183,208	43,089	39,652
Net income	52,606	120,698	172,521	221,349	233,315	43,052	58,196
Net income available to common stockholders	47,459	120,698	172,521	221,349	224,524	43,052	55,555
Other financial data:
Depreciation and amortization	$100,337	$112,983	$128,646	$123,257	$210,703	$30,610	$62,433
Funds from operations(2)	172,470	222,154	302,733	345,403	455,346	79,644	153,616
Adjusted EBITDA(3)	278,849	334,329	401,704	486,950	716,294	129,209	205,188
Consolidated balance sheet data (at period end):
Gross investments(4)	$2,831,132	$3,325,533	$3,924,917	$4,472,840	$8,107,352	$4,484,767	$8,617,572
Total assets	2,557,312	2,982,005	3,462,216	3,921,645	8,019,009	4,598,020	8,615,452
Revolving line of credit	272,500	158,000	326,000	85,000	230,000	—	530,000
Term loans	—	100,000	200,000	200,000	750,000	200,000	1,100,000
Other long-term borrowings	1,278,900	1,566,932	1,498,418	2,093,503	2,589,086	2,427,376	2,589,192
Total debt(5)	$1,551,400	$1,824,932	$2,024,418	$2,378,503	$3,569,086	$2,627,376	$4,219,192
Total equity	878,484	1,011,329	1,300,103	1,401,327	4,100,865	1,770,953	4,052,533
(1) Includes interest refinancing costs, gains and losses on refinancings and amortization of deferred financing costs.
(2) We consider FFO to be a key measure of a REIT’s performance which should be considered along with, but not as an alternative to, net income and cash flow as a measure of operating performance and liquidity. See the table and the related footnotes beginning on page S-6 for reconciliation of net income to FFO and “Non-GAAP financial measures” on pages S-ii and S-iii of this prospectus supplement for a discussion of FFO.
(3) See the table and the related footnotes beginning on the following page for reconciliation of net income to EBITDA and Adjusted EBITDA and “Non-GAAP financial measures” on pages S-ii and S-iii of this prospectus supplement for a discussion of EBITDA and Adjusted EBITDA.
(4) We define gross investments as total investments before accumulated depreciation.
(5) Total debt includes long-term debt and current maturities of long-term debt. Total debt also includes $25.3 million, $31.9 million, $19.0 million, $14.3 million, $0.6 million, $4.4 million and $0.6 million of non-cash fair value adjustments to mark assumed debt to market on the date of the assumption for the periods ended December 31, 2011, 2012, 2013, 2014, and 2015, and for the three-month periods ended March 31, 2015 and 2016, respectively.

The following table is a reconciliation of Net income to funds from operations.
	Year ended December 31,					Three months ended March 31,
(in thousands)	2011	2012	2013	2014	2015	2015	2016
Net income	$47,459	$120,698	$172,521	$221,349	$233,315	$43,052	$58,196
Add back loss (deduct gain) from real estate dispositions	(1,670)	(11,799)	1,151	(2,863)	(6,353)	—	(1,571)
	$45,789	$108,899	$173,672	$218,486	$226,962	$43,052	$56,625
Elimination of non-cash items included in net income:
Depreciation and amortization	100,337	112,983	128,646	123,257	210,703	30,610	62,433
Add back impairments on real estate properties	26,344	272	415	3,660	17,681	5,982	34,558
Funds from operations	$172,470	$222,154	$302,733	$345,403	$455,346	$79,644	$153,616
The following table is a reconciliation of Net income to EBITDA and Adjusted EBITDA.
	Year ended December 31,					Three months ended March 31,
(in thousands)	2011	2012	2013	2014	2015	2015	2016
Net income	$52,606	$120,698	$172,521	$221,349	$233,315	$43,052	$58,196
Depreciation and amortization	100,337	112,983	128,646	123,257	210,703	30,610	62,433
Interest expense(1)	86,899	106,096	92,048	126,869	183,208	43,089	39,652
Income tax	—	—	—	—	1,211	—	247
EBITDA(2)	$239,842	$339,777	$393,215	$471,475	$628,437	$116,751	$160,528
Adjustments:
Nursing home expenses	653	—	—	—	—	—	—
Acquisition costs	1,204	909	245	3,948	57,525	4,868	3,771
Loss (gain) on assets sold-net	(1,670)	(11,799)	1,151	(2,863)	(6,353)	—	(1,571)
One-time cash revenue	—	(536)	(1,405)	—	—	—	—
One-time non-cash deferred mortgage interest income	—	(236)	—	(585)	—	—	—
Provisions for real estate impairment	26,344	272	415	3,660	17,681	5,982	34,558
Provisions for uncollectible mortgages, notes and accounts receivable	6,439	—	2,141	2,723	7,871	(2)	5,124
Restricted stock amortization expense	6,037	5,942	5,942	8,592	11,133	1,610	2,778
Adjusted EBITDA(2)	$278,849	$334,329	$401,704	$486,950	$716,294	$129,209	$205,188
(1) Includes interest refinancing costs, gains and losses on refinancing costs and amortization of deferred financing costs.

(2) See “Non-GAAP financial measures” for a discussion of EBITDA and Adjusted EBITDA. EBITDA includes amounts attributed to our non-guarantor in the amounts shown below (in millions):
Year ended	Amount
December 31, 2011	$0.2
December 31, 2012	$9.1
December 31, 2013	$9.1
December 31, 2014	$9.2
December 31, 2015	$39.0
Three months ended
March 31, 2015	$2.3
March 31, 2016	$8.4
The following table sets forth our ratio of earnings to fixed charges on a reported basis for the periods indicated. Earnings consist of income from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and gains and losses related to retiring certain debt early. We have calculated the ratio of earnings to fixed charges by adding net income to fixed charges and dividing that sum by such fixed charges.
	Year ended December 31,					Three months ended March 31,
(in thousands, except for ratios)	2011	2012	2013	2014	2015	2015	2016
Net income	$52,606	$120,698	$172,521	$221,349	$233,315	$43,052	$58,196
Interest expense(1)	86,899	106,096	92,048	126,869	183,208	43,089	39,652
Income before fixed charges	$139,505	$226,794	$264,569	$348,218	$416,523	$86,141	$97,848
Capitalized interest	$139	$240	$190	$—	$3,701	$20	$1,720
Interest expense(1)	86,899	106,096	92,048	126,869	183,208	43,089	39,652
Total fixed charges	$87,038	$106,336	$92,238	$126,869	$186,909	$43,109	$41,372
Earnings/fixed charges coverage ratio	1.6x	2.1x	2.9x	2.7x	2.2x	2.0x	2.4x
(1) Includes interest refinancing costs, gains and losses on refinancing and amortization of deferred financing costs.

Supplemental risk factors
You should carefully consider the supplemental risks described below in addition to the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which is incorporated by reference herein, as well as the other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, before investing in the notes. See “Where you can find more information.” If any of the events described in the following risk factors occur, our business, operating results and financial condition could be seriously harmed, and you may lose all or part of your investment.
Risks related to the offering
Our indebtedness could adversely affect our financial flexibility and our competitive position.
We have, and upon consummation of this offering and the application of the net proceeds as described in “Use of proceeds,” will continue to have a significant amount of indebtedness. See “Capitalization.” Our level of indebtedness increases the risk that we may be unable to generate cash sufficient to pay amounts due in respect of our indebtedness, including the notes. Our indebtedness could have other important consequences to you and significantly impact our business. For example, it could:
•
make it more difficult for us to satisfy our obligations with respect to the notes;

•
increase our vulnerability to adverse changes in general economic, industry and competitive conditions;

•
require us to dedicate a substantial portion of our cash flow from operations to make payments on our indebtedness and leases, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

•
limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•
limit our ability to make material acquisitions or take advantage of business opportunities that may arise;

•
expose us to fluctuations in interest rates, to the extent our borrowings bear variable rates of interest;

•
place us at a competitive disadvantage compared to our competitors that have less debt;

•
limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions, debt service requirements, execution of our business plan or other general corporate purposes on satisfactory terms or at all;

•
reduce the amount of surplus funds distributable by the non-guarantor subsidiaries to us for use in our business, such as for the payment of indebtedness, including the notes; and

•
lead us to elect to make additional investments in our non-guarantor subsidiaries if their cash flow from operations is insufficient for them to make payments on their indebtedness.

We may incur additional debt, which could exacerbate the risks associated with our leverage.
We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although covenants under our credit agreements, the indentures governing our existing senior notes and the indenture governing the notes offered hereby will limit our ability and the ability of our subsidiaries to incur additional indebtedness, the terms of the indenture governing the notes will permit us to incur significant additional indebtedness. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our indebtedness described above, including our possible inability to service our debt, will increase. See “Description of other indebtedness.”
The indenture governing the notes will contain, and our credit facilities and our existing senior notes contain, restrictive covenants that limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will contain, and our credit facilities and the indentures governing our other existing senior notes contain, and the agreements evidencing or governing other future indebtedness may contain, restrictive covenants that will limit our operating flexibility and could adversely affect our financial condition.
The indenture governing the notes will require us to comply with or maintain certain financial tests and limit or prohibit our ability to, among other things:
•
consummate a merger, consolidation or sale of all or substantially all of our assets; and

•
incur additional secured and unsecured indebtedness.

In addition, the indenture governing the notes, the indentures governing our other existing notes and our credit agreements require us to meet specified financial tests. All of these restrictions may limit our ability to expand, pursue or execute our business strategies. If operating results fall below current levels, we may be unable to meet these financial tests or comply with the covenants. Our failure to comply with those covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our indebtedness, in which case we may not be able to repay all of our indebtedness, and the notes may not be repaid fully, or at all.
Payment of principal and interest on the notes will be effectively subordinated to our future secured debt to the extent of the value of the assets securing that debt.
The notes are not secured. Our obligations and the obligations of the subsidiary guarantors under our credit agreements are currently unsecured and would be pari passu in right of payment with the notes. In the future we may choose to secure, as future secured indebtedness, certain indebtedness that is currently unsecured (including, without limitation, the indebtedness under our credit agreements), to refinance such unsecured indebtedness with secured indebtedness, or to otherwise issue or assume future secured indebtedness, subject to compliance with any applicable restrictions in the indentures relating to our existing notes and in the indenture governing the notes offered hereby. The notes would be effectively subordinate to our payment obligations in connection with any future secured indebtedness of ours, and the guaranties of the notes by the subsidiary guarantors would likewise be effectively subordinate to any future secured indebtedness of the subsidiary guarantors of the notes. The notes are also structurally subordinated to the existing and future indebtedness of our non-guarantor subsidiaries. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the assets securing such indebtedness will first be applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the notes. As a result, the notes are effectively subordinated to any of our future secured indebtedness (or guarantees of that indebtedness), and that of the subsidiary guarantors to the extent of the value of the assets securing that indebtedness, and the notes are structurally subordinated to our existing and future indebtedness of our non-guarantor subsidiaries. The holders of the notes would, in all likelihood, recover ratably less than the lenders of our secured indebtedness in the event of our bankruptcy or insolvency.

Not all of our subsidiaries are guarantors and therefore the notes are structurally subordinated in right of payment to the indebtedness and other liabilities of our existing and future subsidiaries that do not guarantee the notes.
The subsidiary guarantors of the notes will include only our existing subsidiaries and future subsidiaries that guarantee any current or future indebtedness of Omega Healthcare Investors, Inc. for borrowed money in an amount at least equal to $50 million (including as of the date hereof our existing notes and indebtedness under our credit agreements).
The notes and guarantees are structurally subordinated to all of the liabilities of any of our subsidiaries that do not guarantee the notes and will be required to be paid before the holders of the notes have a claim, if any, against those subsidiaries and their assets. Therefore, if there were a dissolution, bankruptcy, liquidation or reorganization of any such subsidiary, the holders of notes would not receive any amounts with respect to the notes from the assets of such subsidiary until after the payment in full of the claims of creditors, including trade creditors and secured creditors, of such subsidiary. As of March 31, 2016, our non-guarantor subsidiaries had approximately $55.9 million aggregate principal amount of borrowings under our HUD-guaranteed mortgage loans and $180.0 million under our other mortgage loan. As of March 31, 2016, our non-guarantor subsidiaries held approximately $695.5 million, or 8%, of our total assets, and $392.3 million (excluding inter-company payables), or 9%, of our total liabilities.
To service our debt, we will require a significant amount of cash, which depends on many factors beyond our control.
Our ability to make payments on and to refinance our debt, including the notes, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations and existing sources of funds are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt on or before maturity. We cannot assure you that we will be able to refinance any of our debt on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt and other future debt may limit our ability to pursue any of these alternatives.
Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of a change of control or highly leveraged transactions or other designated events.
We have a significant amount of indebtedness that permits the holders of that indebtedness to require us to offer to repurchase that indebtedness upon the occurrence of certain “change of control” events. However, the notes offered hereby do not have any similar rights to require us to offer to repurchase the notes upon the occurrence of a change of control event or otherwise, even though such transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of certain specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for us to make payments on the notes when due.

A downgrade in our credit ratings could materially adversely affect our business and financial condition.
We plan to manage our operations to maintain a capital structure consistent with our current profile, but there can be no assurance that we will be able to maintain our current credit ratings.
If the applicable rating agencies reduce our credit rating or the credit rating of the notes, the market price of the notes may be adversely affected. Any downgrades in terms of ratings or outlook by any of the rating agencies could have a material adverse impact on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.
Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.
Our issuance of the notes and our subsidiaries’ issuance of the guarantees may be subject to review under federal bankruptcy law or state fraudulent transfer law. If we become a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors file a lawsuit against us under relevant state fraudulent transfer law, a court may review the issuance of the notes to determine whether our obligations under the notes are void as fraudulent transfers. The laws related to fraudulent transfers differ among various jurisdictions. In general, however, a court might void our obligations under the notes if it found that, when we issued the notes, (a) we received less than reasonably equivalent value or fair consideration in exchange for the notes, and (b) we either (1) were insolvent or were rendered insolvent by the issuance of the notes, (2) were left with unreasonably small capital to conduct our business, or (3) intended to incur, or believed or reasonably should have believed that we would incur, debts beyond our ability to pay. The court could also void our obligations under the notes, without regard to factors (a) and (b), if it found that we issued the notes with actual intent to hinder, delay or defraud our creditors. As an alternative to voiding our obligations under the notes, a court could impose other legal or equitable remedies, such as subordinating the notes to our presently existing or future debts or take some other actions detrimental to repayment of the notes.
Similarly, if a guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or if unpaid creditors filed a lawsuit against a guarantor under relevant state fraudulent transfer law, a court may review the issuance of its guarantee to determine whether such guarantee is void as a fraudulent transfer. In general, a court might void a guarantee if it finds that when such guarantor issued its guarantee (or in some jurisdictions, when payments became due under the guarantee), factors (a) and (b) above applied to such guarantor. Similarly, the court could also void a guarantee, without regard to factors (a) and (b) above, if it found that such guarantor issued its guarantee with actual intent to hinder, delay or defraud its creditors. Similarly, as an alternative to voiding a guarantor’s obligations under a guarantee, a court could impose other legal or equitable remedies, such as subordinating the guarantee to the guarantor’s presently existing or future debts or taking some other actions detrimental to payment on the guarantee. If a court were to void or subordinate one or more guarantees, we cannot assure you that funds would be available to pay the notes from another guarantor or from any other source.
In addition, a court could, under the legal theories discussed above, also void any payments made by us to you pursuant to the notes or any payments made by a guarantor to you pursuant to a guarantee, and require the return of any payment or the return of any realized value to us or the guarantor, as the case may be, or to a fund for the benefit of the creditors of us or the guarantor.
The test for determining solvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. In general, a court would consider an entity insolvent if  (a) it could not pay its existing debts as they become due, (b) the sum of its existing debts exceeds the fair value of all of its property, or (c) the present fair saleable value of its asset is less than the amount required to pay the probable liability on its existing debts as they become due. For this analysis, “debts” includes contingent, unmatured and unliquidated debts. The indenture governing the notes will contain provisions intending to limit the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. However, these provisions may not be effective to protect such guarantees from fraudulent transfer challenges, and, even if they were, such provisions would have the effect of limiting the amount you could recover under the guarantees.
If a court voided our obligations under the notes and the obligations of all of the guarantors under their guarantees, you would not have a claim against us or the guarantors and would likely have no source from which to recover amounts due under the notes.
An active trading market may not develop for the notes.
There is no existing trading market for the notes. Although each underwriter has informed us that it currently intends to make a market in the notes, they have no obligation to do so and may discontinue making a market at any time without notice. We do not intend to apply for listing of the notes or on any securities exchange or other established trading market.
The liquidity of any market for the notes will depend on a number of factors, including:
•
the number of holders of the notes;

•
our performance;

•
the market for similar securities;

•
the interest of securities dealers in making a market in the notes; and

•
prevailing interest rates.

An active market for the notes may not develop and, if it develops, may not continue.
If a bankruptcy petition were filed by or against us, you may receive a lesser amount for your claim than you would be entitled to receive under the indenture governing the notes.
If a bankruptcy case were filed by or against us under the U. S. Bankruptcy Code after the issuance of the notes, the holders of the notes may receive, on account of their claims related to the notes, less than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.
The vote by the United Kingdom to leave the European Union could adversely affect us.
The United Kingdom (U.K.) held a referendum on June 23, 2016 on its membership in the European Union (E.U.). A majority of U.K. voters voted to exit the E.U. (“Brexit”), and negotiations will commence to determine the future terms of the U.K.’s relationship with the E.U., including the terms of trade between the U.K. and the E.U. The effects of Brexit will depend on any agreements the U.K. makes to retain access to E.U. markets either during a transitional period or more permanently. Brexit could adversely affect European or worldwide economic or market conditions and could contribute to instability in global financial markets. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the U.K. determines which E.U. laws to replace or replicate. Any of these effects of Brexit, and others we cannot anticipate, could adversely affect our business, business opportunities, results of operations, financial condition and cash flows.

Use of proceeds
We expect the net proceeds from this offering to be approximately $692.0 million, after deducting the estimated offering expenses. We intend to use the net proceeds from this offering to repay outstanding borrowings under our revolving credit facility. The remainder, if any, will be used for general corporate purposes, including future acquisitions. At June 24, 2016, we had approximately $483.0 million of outstanding borrowings under our revolving credit facility. As of June 24, 2016, the weighted average interest rate of borrowings under the revolving credit facility was approximately 1.75% per annum. Borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Affiliates of the underwriters are lenders under our revolving credit facility and, consequently, will receive a portion of the net proceeds from this offering upon the repayment of outstanding revolving credit facility borrowings. See “Underwriting—Other relationships (conflicts of interest).”
Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.

Capitalization
The following table sets forth our cash and cash equivalents and our consolidated capitalization as of March 31, 2016 (i) on an actual basis and (ii) on an as adjusted basis after giving effect to this offering and the use of proceeds therefrom as described under “Use of proceeds.” The table below is derived from our consolidated financial statements, and the data therein should be read in conjunction with our consolidated financial statements incorporated by reference herein.
	As of March 31, 2016 (unaudited)
(in thousands)	Actual	As adjusted
Cash and cash equivalents	$9,407	$171,455
Debt:
Revolving line of credit(1)	$530,000	$—
Term loans	1,100,000	1,100,000
5.875% senior notes due 2024(2)	400,000	400,000
4.95% senior notes due 2024	400,000	400,000
4.50% senior notes due 2025	250,000	250,000
5.250% senior notes due 2026	600,000	600,000
4.50% senior notes due 2027	700,000	700,000
Notes offered hereby	—	700,000
Discount on unsecured borrowings(3)	(17,284)	(19,111)
HUD secured debt	55,895	55,895
Other mortgage loan(4)	180,000	180,000
Subordinated debt(5)	20,581	20,581
Total debt	$4,219,192	$4,387,365
Equity:
Common stock $.10 par value authorized—350,000 shares authorized, 188,167 shares issued and outstanding as of March 31, 2016	$18,817	$18,817
Common stock—additional paid-in-capital	4,629,423	4,629,423
Cumulative net earnings	1,428,077	1,428,077
Cumulative dividends paid	(2,361,580)	(2,361,580)
Accumulated other comprehensive loss	(21,702)	(21,702)
Total stockholders’ equity	3,693,035	3,693,035
Noncontrolling interest	359,498	359,498
Total equity	$4,052,533	$4,052,533
Total capitalization	$8,271,725	$8,439,898
(1) As of June 24, 2016, we had a total of  $483 million of borrowings outstanding under our revolving credit facility.
(2) Callable beginning March 15 of the years 2017, 2018, and 2019, at a redemption price of 102.938%, 101.958%, and 100.979%, respectively, and at par on or after March 15, 2020.
(3) Reflects the issuance of a portion of the 4.95% senior notes due 2024, the 4.50% senior notes due 2025, the 5.250% senior notes due 2026 and the 4.50% senior notes due 2027 at a discount to par.
(4) Term loan maturing in December 2019 secured by mortgages. On each payment date, we pay interest (in arrears) on any outstanding principal until February 1, 2017 when the principal and interest will be paid in arrears based on a thirty year amortization schedule. The annual interest rate at March 31, 2016 was 4.11%. See “Description of other indebtedness—Mortgage secured indebtedness.”
(5) Includes $0.6 million of non-cash fair value adjustments as of March 31, 2016 to mark assumed debt to market on the date of the assumption.

Description of other indebtedness
Credit facilities
Omega revolving credit and related term loan facilities
We have a credit agreement dated as of June 27, 2014 (as amended, the “Omega Credit Agreement”) with a syndicate of financial institutions as lenders, which provides for a $1.25 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”), a $200.0 million senior unsecured term loan facility (the “Tranche A-1 Term Loan”), a $200.0 million senior unsecured incremental term loan facility (the “Tranche A-2 Term Loan”) and a $350.0 million senior unsecured incremental term loan facility (the “Tranche A-3 Term Loan”). We refer to the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and the Tranche A-3 Term Loan collectively as the “Omega Term Loans”, and to the Revolving Credit Facility and the Omega Term Loans as the “Omega Credit Facilities.”
At March 31, 2016, we had a total of  $530.0 million in borrowings outstanding under the Revolving Credit Facility. At March 31, 2016, we had $200.0 million in borrowings outstanding under the Tranche A-1 Term Loan, $200.0 million in borrowings outstanding under the Tranche A-2 Term Loan and $350.0 million in borrowings outstanding under the Tranche A-3 Term Loan.
The material terms of the Omega Credit Facilities are as follows:
Repayment. The Revolving Credit Facility matures on June 27, 2018, subject to a one-time option for us to extend such maturity date for one year. Exercise of such extension option is subject to compliance with a notice requirement and other customary conditions. The entire amount of the Tranche A-1 Term Loan was advanced on June 27, 2014. The Tranche A-1 Term Loan does not amortize and is due and payable in full on June 27, 2019. The Tranche A-2 Term Loan does not amortize and is due and payable in full on June 27, 2017, subject to our option to extend the maturity date of the Tranche A-2 Term Loan twice, the first extension until June 27, 2018 and the second extension until June 27, 2019. The Tranche A-3 Term Loan does not amortize and is due and payable in full on January 29, 2021.
Use of proceeds. Among other things, proceeds from borrowings under the Omega Credit Facilities may be used to refinance existing indebtedness, to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitation, the enhancement and financing of healthcare related property.
Interest rates and fees. The interest rates per annum applicable to the Omega Credit Facilities are the London interbank offered rate (the “Eurodollar Rate” or “Eurodollar”), plus the applicable margin (as described below) or, at our option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent under the Omega Credit Agreement as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below). If either the Eurodollar Rate or the base rate is less than zero, such rate shall be deemed zero. The applicable margins with respect to the Omega Credit Facilities are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced, senior unsecured long-term debt of Omega Healthcare Investors, Inc. or our Operating Partnership, as the case may be.
The applicable margin for the Revolving Credit Facility may range from 1.70% to 0.925% in the case of Eurodollar advances (2.00% to 1.05%, including facility fees), and from 0.70% to 0% in the case of base rate advances (1.00% to 0.125%, including facility fees). Letter of credit fees may range from 1.70% to 0.925% per annum, based on the same performance grid. The applicable margin for the Omega Term Loans may range from 1.95% to 1.00% in the case of Eurodollar advances, and from 0.95% to 0.00% in the case of base rate advances. The default rate on the Omega Credit Facilities is 2.0% above the interest rate otherwise applicable to base rate loans.
Prepayments; reduction or termination of commitments. We may prepay the credit facilities at any time in whole or in part, or reduce or terminate the revolving and term loan commitments under the Omega Credit Facilities, in each case without fees or penalty. Principal amounts prepaid or repaid under the Omega Term Loans may not be re-borrowed.
Covenants. The Omega Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega Healthcare Investors, Inc. capital stock if a default or event of default exists; and maintenance of our REIT status. In addition, the Omega Credit Agreement contains financial covenants, including those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.
Events of default. The Omega Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of our REIT status.
Right to increase maximum borrowings. Subject to the terms of the Omega Credit Agreement, we may increase the commitments under the credit facilities by up to an additional $250.0 million, for maximum aggregate commitments of up to $2.25 billion.
Guarantees. The Omega Credit Facilities are jointly and severally guaranteed, on an unsecured basis, by our domestic subsidiaries other than (a) subsidiaries which have been designated as “unrestricted subsidiaries” under our high-yield note indenture (as defined below), and (b) other subsidiaries which (i) do not own unencumbered real property meeting the criteria described in the Omega Credit Agreement, and (ii) do not guarantee other unsecured funded debt of Omega Healthcare Investors, Inc. or its consolidated subsidiaries. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required similarly to guarantee our obligations in connection with the Omega Credit Agreement, if such future subsidiaries are (1) domestic subsidiaries that own such unencumbered real property or guarantee other unsecured funded debt (including, but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc.or its consolidated subsidiaries, or (2) foreign subsidiaries that guarantee unsecured funded debt (including but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc. or its domestic subsidiaries.
2015 term loan
On December 16, 2015, we borrowed $250.0 million under a senior unsecured term loan facility (the “2015 Term Loan”) pursuant to a credit agreement, among Omega Healthcare Investors, Inc. and a syndicate of financial institutions, as lenders. At March 31, 2016, we had $250.0 million in borrowings outstanding under the 2015 Term Loan.
The material terms of the 2015 Term Loan are as follows:

Repayment. The 2015 Term Loan does not amortize and is due and payable in full on December 16, 2022.
Use of proceeds. Among other things, proceeds from borrowing under the 2015 Term Loan may be used to refinance existing indebtedness, to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitations, the enhancement and financing of healthcare related property.
Interest rates and fees. The interest rates per annum applicable to the 2015 Term Loan are the Eurodollar Rate plus the applicable margin (as described below) or, at our option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent for the 2015 Term Loan as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below). If either the Eurodollar Rate or the base rate is less than zero, such rate shall be deemed zero.
The applicable margins with respect to the 2015 Term Loan are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to any non-credit-enhanced senior unsecured long-term debt of Omega Healthcare Investors, Inc. or the Operating Partnership, as the case may be. The applicable margin for the 2015 Term Loan may range from 2.35% to 1.40% in the case of Eurodollar advances, and from 1.35% to 0.40% in the case of base rate advances. The default rate on the 2015 Term Loan is 2.0% above the interest rate otherwise applicable to base rate loans.
Prepayments; reduction or termination of commitments. The 2015 Term Loan may be prepaid at any time in whole or in part without fees or penalty; Any prepayment made on or prior to December 16, 2016 must be accompanied by a prepayment premium equal to 2.0% of the principal amount so prepaid, and any prepayment made after December 16, 2016 but on or before December 16, 2017 must be accompanied by a prepayment premium equal to 1.0% of the principal amount so prepaid. Principal amounts prepaid or repaid under the 2015 Term Loan may not be re-borrowed.
Covenants. The credit agreement governing the 2015 Term Loan contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of our capital stock if a default or event of default exists; and maintenance of our REIT status. In addition, the credit agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.
Events of default. The credit agreement governing the 2015 Term Loan includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega Healthcare Investors, Inc.’s REIT status.
Right to increase maximum borrowings. Subject to the terms of the credit agreement governing the 2015 Term Loan, we may add one or more incremental tranches of term loans to the 2015 Term Loan in an aggregate principal amount of all such incremental tranches of term loans not to exceed $150.0 million.

Guarantees. The 2015 Term Loan is jointly and severally guaranteed, on an unsecured basis, by our domestic subsidiaries other than (a) subsidiaries which have been designated as “unrestricted subsidiaries” under our high-yield note indenture, and (b) other subsidiaries which (i) do not own unencumbered real property meeting the criteria described in our credit agreement, and (ii) do not guarantee other unsecured funded debt of Omega or its consolidated subsidiaries. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required similarly to guarantee our obligations in connection with the 2015 Term Loan and the obligations of the Operating Partnership in connection with the Operating Partnership Term Loan, if such future subsidiaries are (1) domestic subsidiaries that own such unencumbered real property or guarantee other unsecured funded debt (including, but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc. or its consolidated subsidiaries, or (2) foreign subsidiaries that guarantee unsecured funded debt (including but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc. or its domestic subsidiaries.
Omega Healthcare Investors, Inc. also has entered into interest rate swap arrangements in relation to the full $250.0 million borrowed under the 2015 Term Loan, with the effect that we will pay a fixed interest rate of approximately 3.8005% on the $250.0 million borrowed. These swap arrangements will take effect on December 30, 2016, and will expire in December 2022.
Our existing senior notes
$400 million 5.875% senior notes due 2024
We have outstanding $400 million of 5.875% senior notes due 2024 which were issued pursuant to an indenture dated as of March 19, 2012, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on March 15, 2024.
Such notes may be redeemed by us, in whole or in part, on or after March 15, 2017, at the following redemption prices if redeemed during the twelve month period commencing on March 15 of the years indicated below, in each case together with accrued and unpaid interest thereon to, but not including, the redemption date:
Year	Redemption price
2017	102.938%
2018	101.958%
2019	100.979%
2020 and thereafter	100.000%
$400 million 4.950% senior notes due 2024
We have outstanding $400 million of 4.950% senior notes due 2024 which were issued pursuant to an indenture dated as of March 11, 2014, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 1, 2024.
Such notes may be redeemed by us, in whole or in part, prior to January 1, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Such notes will be redeemable, in whole or in part, at any time on or after January 1, 2024, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$250 million 4.50% senior notes due 2025
We have outstanding $250 million of 4.50% senior notes due 2025 which were issued pursuant to an indenture dated as of September 11, 2014, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2025.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2024, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2024, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$600 million 5.250% senior notes due 2026
We have outstanding $600 million of 5.250% senior notes due 2026 which were issued pursuant to an indenture dated as of September 23, 2015, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on January 15, 2026.
Such notes may be redeemed by us, in whole or in part, prior to October 15, 2025, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after October 15, 2025, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.
$700 million 4.50% senior notes due 2027
We have outstanding $700 million of 4.50% senior notes due 2027 which were issued pursuant to an indenture dated as of March 18, 2015, among us, the guarantors party thereto and U.S. Bank National Association, as trustee, as supplemented from time to time prior to the date hereof. Such notes mature on April 1, 2027.
Such notes may be redeemed by us, in whole or in part, prior to January 1, 2027, at a redemption price equal to 100% of the principal amount thereof, plus a “make-whole” premium calculated by reference to U.S. treasuries with a maturity comparable to the remaining term of such notes, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date. Such notes will be redeemable, in whole or in part, at any time on or after January 1, 2027, but prior to their stated maturity, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date.

Certain additional terms of existing senior notes
The indentures governing our existing senior notes contain covenants that limit the ability of Omega Healthcare Investors, Inc. and certain of its subsidiaries to, among other things, incur additional indebtedness and merge, consolidate or sell all or substantially all of their respective assets, and that require us to maintain a minimum ratio of unencumbered assets to unsecured debt. The indenture governing our 5.875% senior notes due 2024, or our high-yield note indenture, also limits (among other things) the ability of Omega Healthcare Investors, Inc. and certain of its subsidiaries to make restricted payments, and to sell, transfer or otherwise dispose of certain assets. Certain of the covenants in our high-yield note indenture are subject to suspension at our option upon the satisfaction of certain conditions during any period in which the related senior notes are rated investment grade by Standard & Poor’s or Moody’s, provided at such time no default or event of default has occurred and is continuing.
The indentures governing our existing senior notes include customary events of default including, without limitation, nonpayment of principal or interest when due, covenant defaults, and certain events of bankruptcy and insolvency.
Our existing senior notes are unsecured obligations of Omega Healthcare Investors, Inc. and are currently guaranteed by the same subsidiary guarantors that guarantee the Omega Credit Facilities and the 2015 Term Loan. Additional subsidiaries that we create or acquire in the future will be required to guarantee our existing senior notes if they guarantee other indebtedness of Omega Healthcare Investors, Inc. or any of our subsidiary guarantors or, after our high-yield senior note indenture has been satisfied and discharged, if such additional subsidiaries guarantee Indebtedness (as defined in clauses (1) or (2) of the definition of   “Indebtedness” contained in “Description of the notes”) of Omega Healthcare Investors, Inc. equal to or greater than $50 million.
Mortgage secured indebtedness
On April 1, 2015, as a result of the Aviv merger, we acquired two subsidiaries that are the borrowers under a $180.0 million term loan, secured by mortgages on 28 healthcare facilities owned by one of the borrowers. On each payment date, we pay interest only in arrears on any outstanding principal balance until February 1, 2017, when principal and interest will be paid in arrears based on a thirty year amortization schedule. The per annum interest rate is based on LIBOR, with a floor of 50 basis points, plus a margin of 350 basis points. The annual interest rate at March 31, 2016 was 4.11%. The annual default interest rate on such mortgage loan facility is 2.0% above the sum of the prime rate determined from time to time by Bank of America, N.A., plus the applicable margin of 350 basis points. The initial term expires on December 17, 2019, with the full balance of the loan due at that time.
HUD secured indebtedness
As of March 31, 2016, our non-guarantor subsidiaries had approximately $55.9 million aggregate principal amount of secured indebtedness guaranteed by HUD. The balance outstanding under the HUD mortgage covers 12 facilities, with a maturity date of 2044.
Operating Partnership term loan
On April 1, 2015, our Operating Partnership borrowed $100 million under a senior unsecured term loan facility (the “Operating Partnership Term Loan”), pursuant to a credit agreement, among the Operating Partnership, as borrower, certain subsidiaries of the Operating Partnership, as guarantors, and a syndicate of financial institutions as lenders. At March 31, 2016, the Operating Partnership had a total of $100 million in borrowings outstanding under the Operating Partnership Term Loan.

The material terms of the credit agreement governing the Operating Partnership Term Loan are as follows:
Term loan advance and repayment. The Operating Partnership Term Loan does not amortize and is due and payable in full on June 27, 2017, subject to the Operating Partnership’s option to extend such maturity date twice, the first extension until June 27, 2018 and the second extension until June 27, 2019.
Use of proceeds. Among other things, proceeds from the Operating Partnership Term Loan may be used to finance acquisitions and to fund working capital, capital expenditures and other general corporate purposes, including, without limitations, the enhancement and financing of healthcare related property.
Interest rates and fees. The interest rates per annum applicable to the Operating Partnership Term Loan are the Eurodollar Rate, plus the applicable margin (as hereinafter described) or, at the Operating Partnership’s option, the base rate, which will be the highest of  (i) the rate of interest publicly announced by the administrative agent under the credit agreement governing the Operating Partnership Term Loan as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin. If either the Eurodollar Rate or the base rate is less than zero, such rate shall be deemed to be zero. The applicable margins with respect to the Operating Partnership Term Loan are determined in accordance with a performance grid based on the investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to non-credit-enhanced senior unsecured long-term debt of Omega Healthcare Investors, Inc. or the Operating Partnership, as the case may be. The applicable margin for the Operating Partnership Term Loan may range from 100 to 195 basis points, in the case of Eurodollar advances, and from 0.95% to 0.00% in the case of base rate advances. The default rate on the Operating Partnership Term Loan is 2.0% above the interest rate otherwise applicable to Base Rate loans.
Prepayments; reduction or termination of commitments. The Operating Partnership Term Loan may be prepaid at any time in whole or in part without fees or penalty. Principal amounts prepaid or repaid under the Operating Partnership Term Loan may not be re-borrowed.
Covenants. The credit agreement governing the Operating Partnership Term Loan contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Operating Partnership equity interests if a default or event of default exists; maintenance of Omega Healthcare Investors, Inc.’s REIT status; and limitations on business activities and ownership of assets of Omega Healthcare Investors, Inc. In addition, the credit agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.
Events of default. The credit agreement governing the Operating Partnership Term Loan includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of Omega Healthcare Investors, Inc.’s REIT status.

Guarantees. The Operating Partnership Term Loan is jointly and severally guaranteed, on an unsecured basis, by the Operating Partnership’s domestic subsidiaries other than (a) subsidiaries which have been designated as “unrestricted subsidiaries” under Omega’s high-yield note indenture, and (b) other subsidiaries which (i) do not own unencumbered real property meeting the criteria described in the credit agreement governing the Operating Partnership Term Loan, and (ii) do not guarantee other unsecured funded debt of Omega Healthcare Investors, Inc. or its consolidated subsidiaries. Additional subsidiaries created or acquired by the Operating Partnership in the future (unless designated as unrestricted subsidiaries) will also be required similarly to guarantee the Operating Partnership Term Loan, if such future subsidiaries are (1) domestic subsidiaries that own such unencumbered real property or guarantee other unsecured funded debt (including, but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc. or its consolidated subsidiaries, or (2) foreign subsidiaries that guarantee unsecured funded debt (including but not limited to, the unsecured senior notes) of Omega Healthcare Investors, Inc. or its domestic subsidiaries.

Description of the notes
We will issue the notes under the indenture dated as of July 12, 2016, among Omega Healthcare Investors, Inc. (the “Issuer”), the Subsidiary Guarantors and U.S. Bank National Association, as trustee. You can obtain a copy of the indenture upon request from Omega Healthcare Investors, Inc.
The following description of certain provisions of the indenture is a summary only. We urge you to read the indenture because it defines your rights. More specific terms as well as definitions of relevant terms can be found in the indenture and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You can find definitions of certain capitalized terms used in this description under “—Certain definitions.” For purposes of this section only, references to the “Issuer” include only Omega Healthcare Investors, Inc., and not its subsidiaries.
General
The notes will be issued in the aggregate principal amount of  $700 million. The notes will be unsecured senior obligations of the Issuer. The notes will mature on August 1, 2023. The notes will bear interest at a rate of 4.375% per annum, payable semiannually to holders of record at the close of business on January 15 or July 15, immediately preceding the interest payment date on February 1 and August 1 of each year, commencing February 1, 2017.
Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, the City of New York, which initially will be the corporate trust office of the trustee in New York, New York; provided, however, that, at the option of the Issuer, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register for the notes.
The notes will be issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of   $1,000 in excess thereof. No service charge will be made for any registration of transfer or exchange of notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer.
Subject to the covenants described below under “—Covenants” and applicable law, the Issuer may, from time to time, without the consent of the holders of the notes, issue additional notes under the indenture having the same ranking and the same interest rate, maturity and other terms as the outstanding notes, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. The notes issued in this offering and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including waivers, amendments, redemptions and offers to purchase; provided, however, that if such additional notes are not fungible with the previously outstanding notes for U.S. federal income tax purposes, the additional notes would have a separate CUSIP or ISIN number than the notes offered hereby.
The indenture has been qualified under the Trust Indenture Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.
Guarantees and subsidiary guarantors
The notes will be guaranteed on an unsecured senior basis by the Subsidiary Guarantors, including the Operating Partnership. The guarantees will be unconditional regardless of the enforceability of the notes and the indenture.

Each future Subsidiary that subsequently guarantees Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in a principal amount at least equal to $50 million will be required to execute a Subsidiary Guarantee. See “—Covenants.”
Optional redemption
Optional redemption. The notes will be redeemable at the option of the Issuer, in whole or in part, at any time, and from time to time, upon not less than 30 days’ nor more than 60 days’ notice. If the notes are redeemed prior to June 1, 2023, the redemption price will be equal to the greater of:
(1) 100% of the principal amount of the notes redeemed and
(2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 50 basis points (the “Applicable Premium”), plus, in each case of  (1) and (2) above, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after the record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any, on such interest payment date to the holder of notes at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).
If the notes are redeemed on or after June 1, 2023, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, such redemption date.
As used herein:
“Treasury Rate” means (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the applicable redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the applicable redemption date.
“Comparable Treasury Issue” means, with respect to any redemption date for the notes, the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means, with respect to any redemption date for the notes, an independent investment banking institution of national standing appointed by the Issuer with respect to such redemption date.
“Comparable Treasury Price” means, with respect to any redemption date for the notes:
(a) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(b) if the Issuer obtains fewer than five but more than one such Reference Treasury Dealer Quotations for such redemption date, the average of all such quotations, or
(c) if the Issuer obtains only one such Reference Treasury Dealer Quotation for such redemption date, that Reference Treasury Dealer Quotation.
“Reference Treasury Dealer” means (1) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (2) any two other Primary Treasury Dealer selected by us; provided, however, that if any Reference Treasury Dealer referred to in clause (1) above ceases to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Issuer will substitute therefor another Primary Treasury Dealer.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the applicable redemption date.
Selection and notice of redemption
In the event that the Issuer chooses to redeem less than all of the notes, selection of the notes for redemption will be made by the trustee either:
(1) in compliance with the requirements of the principal national securities exchange, if any, on which the notes are then listed; or
(2) if the notes are not so listed, while the notes are in book-entry form, in accordance with The Depository Trust Company, which we refer to as DTC, procedures, or if the notes are no longer in book-entry form, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate.
No notes of a principal amount of  $2,000 or less shall be redeemed in part. If a partial redemption is made the trustee will select the notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures) unless such method is otherwise prohibited. Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless the Issuer defaults in the payment of the redemption price, on and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption.
Sinking fund
There will be no sinking fund payments for the notes.
Ranking
The notes will be unsecured senior obligations of the Issuer, and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of the Issuer. The notes will be effectively subordinated to all of our and our consolidated Subsidiaries’ Secured Indebtedness to the extent of the value of the assets securing such Indebtedness, and structurally subordinated to all existing and future liabilities (including indebtedness, trade payables and lease obligations) of our non-guarantor Subsidiaries.
As of March 31, 2016, as adjusted after giving effect the issuance of these notes and the application of the net proceeds described under “Use of proceeds,” we would have had $4.4 billion of debt outstanding, including no borrowings and no letters of credit outstanding under our revolving credit facility, $200.0 million of Tranche A-1 Term Loans, $200.0 million of Tranche A-2 Term Loans, $350.0 million of Tranche A-3 Term Loans, $250.0 million of our 2015 Term Loans, and $100.0 million of outstanding Operating Partnership Term Loans.
(i) Approximately $4.2 billion of Indebtedness (including the notes and no borrowings or letters of credit outstanding under our $1.25 billion revolving credit facility, $200.0 million of Tranche A-1 Term Loans, $200.0 million of Tranche A-2 Term Loans, $350.0 million of Tranche A-3 Term Loans, $250.0 million of our 2015 Term Loans, and $100.0 million of outstanding Operating Partnership Term Loans) would be pari passu in right of payment with the notes and the related guaranties of the Subsidiary Guarantors; and
(ii) Our non-guarantor Subsidiaries would have had approximately $55.9 million aggregate principal amount of secured debt outstanding under our HUD-guaranteed mortgage loans and $180.0 million of secured debt outstanding under our other mortgage loan.
See “Description of other indebtedness.”
Each Subsidiary Guarantor’s guarantee of the notes will be unsecured senior obligations of such Subsidiary Guarantor, and will rank equally in right of payment with all existing and future unsecured senior Indebtedness of such Subsidiary Guarantor. The guarantees of our Subsidiary Guarantors will be structurally subordinated to all of the Secured Indebtedness of such Subsidiary Guarantors to the extent of the value of the assets securing such Indebtedness.
As of the Closing Date, our non-guarantor Subsidiaries will include (w) certain Subsidiaries with nominal assets, (x) certain Subsidiaries that we have acquired since 2009 and which were obligors with respect to pre-existing HUD-insured Secured Indebtedness, substantially all of which Subsidiaries are structured as special purpose entities, (y) the acquisition Subsidiaries we formed for the purposes of acquiring certain of the Subsidiaries described in clause (x), and (z) certain Subsidiaries acquired as part of  (or subsequent to) the Aviv merger which do not guarantee indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition of Indebtedness) at least equal to $50 million. The notes will be structurally subordinated to all indebtedness and other liabilities of our Subsidiaries that do not guarantee the notes.
Certain definitions
Set forth below are definitions of certain terms contained in the indenture that are used in this description. Please refer to the indenture for the definition of other capitalized terms used in this description that are not defined below.
“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Subsidiary or that is assumed in connection with an Asset Acquisition from such Person by a Subsidiary and not incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary or such Asset Acquisition; provided, however, that Indebtedness of such Person that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

“Adjusted Consolidated Net Income” means, for any period, the aggregate net income (or loss) (before giving effect to cash dividends on preferred stock of the Issuer or charges resulting from the redemption of preferred stock of the Issuer) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:
(1) the net income of any Person, other than the Issuer or a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any of its Subsidiaries by such Person during such period;
(2) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;
(3) any after-tax gains or losses attributable to asset sales; and
(4) all extraordinary gains and extraordinary losses.
“Adjusted Total Assets” means, for any Person, the sum of:
(1) Total Assets for such Person as of the end of the fiscal quarter preceding the Transaction Date as set forth on the most recent quarterly or annual consolidated balance sheet of the Issuer and its Subsidiaries, prepared in conformity with GAAP and filed with the Commission or provided to the trustee pursuant to the “—Reports to holders” covenant; and
(2) any increase in Total Assets following the end of such quarter including, without limitation, any increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Asset Acquisition” means:
(1) an investment by the Issuer or any of its Subsidiaries in any other Person pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Issuer or any of its Subsidiaries; provided, however, that such Person’s primary business is related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such investment; or
(2) an acquisition by the Issuer or any of its Subsidiaries from any other Person of assets that constitute substantially all of a division or line of business, or one or more healthcare properties, of such Person; provided, however, that the assets and properties acquired are related, ancillary, incidental or complementary to the businesses of the Issuer or any of its Subsidiaries on the date of such acquisition.
“Asset Disposition” means the sale or other disposition by the Issuer or any of its Subsidiaries, other than to the Issuer or another Subsidiary, of:
(1) all or substantially all of the Capital Stock of any Subsidiary, or

(2) all or substantially all of the assets that constitute a division or line of business, or one or more healthcare properties, of the Issuer or any of its Subsidiaries.
“Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York or Maryland are authorized or required by law to close.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.
“Capitalized Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
“Capitalized Lease Obligations” means the discounted present value of the rental obligations under a Capitalized Lease as reflected on the balance sheet of such Person as determined in conformity with GAAP.
“Closing Date” means July 12, 2016, the closing date of this note offering.
“Common Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have no preference on liquidation or with respect to distributions over any other class of Capital Stock, including partnership interests, whether general or limited, of such Person’s equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of common stock.
“Consolidated EBITDA” means, for any period, Adjusted Consolidated Net Income for such period plus amounts which have been deducted and minus amounts which have been added for, without duplication:
(1) Consolidated Interest Expense;
(2) provision for taxes based on income;
(3) impairment losses and gains on sales or other dispositions of properties and other Investments;
(4) real estate related depreciation and amortization expense;
(5) the effect of any non-recurring, non-cash items;
(6) amortization of deferred charges;
(7) gains or losses on early extinguishment of Indebtedness; and

(8) acquisition expenses;
all as determined on a consolidated basis for the Issuer and its Subsidiaries in conformity with GAAP; provided, however, that, if any Subsidiary is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not already reduced in Adjusted Consolidated Net Income or otherwise reduced in accordance with GAAP) by an amount equal to:
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the amount of the Adjusted Consolidated Net Income attributable to such Subsidiary multiplied by

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the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by the Issuer or any of its Subsidiaries.

“Consolidated Interest Expense” means, for any period, the aggregate amount of interest expense in respect of Indebtedness of the Issuer and the Subsidiaries during such period, all as determined on a consolidated basis in conformity with GAAP including, without limitation (without duplication):
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amortization of debt issuance costs, debt discount or premium and other financing fees and expenses;

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the interest portion of any deferred payment obligations;

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all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers’ acceptance financing;

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the net costs associated with Interest Rate Agreements and Indebtedness that is Guaranteed or secured by assets of the Issuer or any of its Subsidiaries; and

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all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Issuer and its Subsidiaries;

excluding, to the extent included in interest expense above, the amount of such interest expense of any Subsidiary if the net income of such Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof   (but only in the same proportion as the net income of such Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (2) of the definition thereof), as determined on a consolidated basis in conformity with GAAP.
“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:
(1) required to be redeemed prior to the Stated Maturity of the notes,
(2) redeemable at the option of the holder of such class or series of Capital Stock, at any time prior to the Stated Maturity of the notes, or
(3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes;
provided, however, that any Capital Stock that would not constitute Disqualified Stock but for customary provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.
“Existing Note Indentures” means the indenture governing the Issuer’s 5.875% senior notes due 2024, the indenture governing the Issuer’s 4.950% senior notes due 2024, the indenture governing the Issuer’s 4.50% senior notes due 2025, the indenture governing the Issuer’s 5.250% senior notes due 2026 and the indenture governing the Issuer’s 4.500% senior notes due 2027 (each an “Existing Note Indenture”), as each such Existing Note Indenture may be supplemented from time to time.
“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Issuer, whose determination shall be conclusive if evidenced by a Board Resolution.
“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of this prospectus supplement, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Except as otherwise specifically provided in the indenture, all terms of an accounting or financing nature and all ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof   (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an “Incurrence” of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1) all indebtedness of such Person for borrowed money;

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3) the face amount of letters of credit or other similar instruments, excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (4), (5) or (6) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement;
(4) all unconditional obligations of such Person to pay amounts representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto), except any such balance that constitutes an accrued expense or Trade Payable;
(5) all Capitalized Lease Obligations;
(6) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of   (A) the fair market value of such asset at that date of determination and (B) the amount of such Indebtedness;
and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of the types referred to in items (1) through (6) above of another Person (it being understood that Indebtedness shall be deemed to be Incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis) or otherwise become liable in respect thereof). In addition,
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the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount with respect to such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the date of determination in conformity with GAAP, and

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Indebtedness shall not include any liability for federal state, local or other taxes.

“Interest Coverage Ratio” means, on any Transaction Date, the ratio of:
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the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the trustee pursuant to the “—Reports to holders” covenant (“Four Quarter Period”) to

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the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation,

(1) pro forma effect shall be given to any Indebtedness Incurred or repaid (other than in connection with an Asset Acquisition or Asset Disposition) during the period (“Reference Period”) commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period;
(2) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;
(3) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions and Investments (including giving pro forma effect to the application of proceeds of any Asset Disposition and any Indebtedness Incurred or repaid in connection with any such Asset Acquisitions or Asset Dispositions) that occur during such Reference Period but subsequent to the end of the related Four Quarter Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and
(4) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to (i) the application of proceeds of any asset disposition and any Indebtedness Incurred or repaid in connection with any such asset acquisitions or asset dispositions and (ii) expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) that have been made by any Person that has become a Subsidiary or has been merged with or into the Issuer or any of its Subsidiaries during such Reference Period but subsequent to the end of the related Four Quarter Period and that would have constituted asset dispositions or asset acquisitions during such Reference Period but subsequent to the end of the related Four Quarter Period had such transactions occurred when such Person was a Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions and had occurred on the first day of such Reference Period;
provided, however, that to the extent that clause (3) or (4) of this paragraph requires that pro forma effect be given to an Asset Acquisition or Asset Disposition or asset acquisition or asset disposition, as the case may be, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business, or one or more healthcare properties, of the Person that is acquired or disposed of to the extent that such financial information is available.
“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including without limitation by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of the Issuer and its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to others or any payment for property or services solely for the account or use of others, or otherwise), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

“Secured Indebtedness” means any Indebtedness secured by a Lien upon the property of the Issuer or any of its Subsidiaries.
“Significant Subsidiary,” with respect to any Person, means any subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.
“Stated Maturity” means:
(1) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and
(2) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.
“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
“Subsidiary Guarantee” means a Guarantee by each Subsidiary Guarantor for payment of the notes by such Subsidiary Guarantor. The Subsidiary Guarantee will be an unsecured senior obligation of each Subsidiary Guarantor and will be unconditional regardless of the enforceability of the notes and the indenture. Notwithstanding the foregoing, each Subsidiary Guarantee by a Subsidiary Guarantor shall provide by its terms that it shall be automatically and unconditionally released and discharged under the circumstances described in “—Covenants—Guarantees by subsidiaries.”
“Subsidiary Guarantors” means (i) each Subsidiary that is a guarantor of Indebtedness under the Existing Note Indentures on the Closing Date and (ii) each other Person that is required to become a Subsidiary Guarantor by the terms of the Indenture after the Closing Date, in each case, until such Person is released from its Subsidiary Guarantee.
“Total Assets” means the sum (without duplication) of:
(1) Undepreciated Real Estate Assets; and
(2) all other assets (excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP.
“Total Unencumbered Assets” as of any date means the sum of:
(1) those Undepreciated Real Estate Assets not securing any portion of Secured Indebtedness; and
(2) all other assets (but excluding intangibles and accounts receivable) of the Issuer and its Subsidiaries not securing any portion of Secured Indebtedness determined on a consolidated basis in conformity with GAAP;
provided, however, that all investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Trade Payables” means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by the Issuer or any of its Subsidiaries, the date such Indebtedness is to be Incurred.
“Undepreciated Real Estate Assets” means, as of any date, the cost (being the original cost to the Issuer or any of its Subsidiaries plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization of such real estate assets, determined on a consolidated basis in conformity with GAAP.
“Unsecured Indebtedness” means any Indebtedness of the Issuer or any of its Subsidiaries that is not Secured Indebtedness.
“U.S. Government Obligations” means direct obligations of, obligations guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which obligations or guarantee the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the option of the issuer thereof.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly Owned” means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director’s qualifying shares or Investments by individuals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.
Covenants
The indenture will contain, among others, the following covenants:
Limitation on indebtedness
(1) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness) if, immediately after giving effect to the Incurrence of such additional Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 60% of Adjusted Total Assets.
(2) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such additional Secured Indebtedness and the receipt and application of the proceeds therefrom, the aggregate principal amount of all outstanding Secured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis determined in conformity with GAAP is greater than 40% of Adjusted Total Assets.
(3) The Issuer will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness other than the notes issued on the Closing Date and other Indebtedness existing on the Closing Date; provided, however, that the Issuer or any of its Subsidiaries may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio of the Issuer and its Subsidiaries on a consolidated basis would be greater than 1.5 to 1.0.
Notwithstanding any other provision of this “Limitation on indebtedness” covenant, the maximum amount of Indebtedness that the Issuer or any of its Subsidiaries may Incur pursuant to this “Limitation on indebtedness” covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.
For purposes of determining any particular amount of Indebtedness under this “Limitation on indebtedness” covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included.
Maintenance of total unencumbered assets
The Issuer and its Subsidiaries will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Issuer and its Subsidiaries on a consolidated basis.
Guarantees by subsidiaries
The Subsidiary Guarantors will jointly and severally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. If at any time after the issuance of the notes, including following any release of a Subsidiary Guarantor from its guarantee under the indenture, a Subsidiary of the Issuer (including any future Subsidiary) guarantees Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) of the definition thereof) in an amount at least equal to $50 million, the Issuer will cause such Subsidiary to guarantee the notes by executing and delivering a supplemental indenture in accordance with the indenture.
The obligations of each Subsidiary Guarantor under its guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Supplemental risk factors—Risks related to the offering—Under certain circumstances a court could void or subordinate the notes or the related guarantees under fraudulent transfer laws.” Each Subsidiary Guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.
A Subsidiary Guarantor will be automatically and unconditionally released from its obligations under the indenture and the related guarantee:
(1) upon any sale, exchange or transfer to a Person not an Affiliate of the Issuer of all of the Capital Stock held by the Issuer and its Subsidiaries in, or all or substantially all of the assets of, such Subsidiary Guarantor;
(2) upon the liquidation or dissolution of such Subsidiary Guarantor; provided no Default or Event of Default shall occur as a result thereof;
(3) if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under “—Defeasance” or if its obligations under the indenture are discharged in accordance with the terms of the indenture as described under “—Satisfaction and discharge”; or

(4) if a Subsidiary Guarantor ceases to guarantee the obligations of the Issuer under any such Indebtedness of the Issuer (that would constitute Indebtedness under clauses (1) or (2) under the definition thereof) in an amount at least equal to $50 million;
provided, however, that in the case of clauses (1) and (2) above, (x) such sale or other disposition is made to a Person other than the Issuer or any of its Subsidiaries and (y) such sale or disposition is otherwise permitted by the indenture.
At the request of the Issuer, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by the Issuer evidencing such release.
Nothing contained in the indenture or in any of the notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Issuer (in which case such Subsidiary Guarantor shall no longer be a Subsidiary Guarantor) or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Issuer or another Subsidiary Guarantor.
Reports to holders
Whether or not the Issuer is then required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information as it would be required to file with the Commission pursuant to Sections 13 (a) or 15 (d) under the Exchange Act if it was subject thereto; provided, however, that, if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, the Issuer shall provide such documents to the trustee and upon written request supply copies of such documents to any prospective holder. The Issuer shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other information.
Events of default
Events of Default under the indenture include the following:
(1) default in the payment of principal of, or premium, if any, on any note when they are due and payable at maturity, upon acceleration, redemption or otherwise;
(2) default in the payment of interest on any note when they are due and payable, and such default continues for a period of 30 days;
(3) default in the performance or breach of the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Issuer;
(4) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer in the indenture or under the notes (other than a default specified in clause (1), (2) or (3) above) and such default or breach continues for the earlier of  (i) 60 consecutive days and (ii) such shorter period specified for comparable defaults under any Existing Note Indenture (or under any indenture pursuant to which the Issuer or a Subsidiary Guarantor has issued any Indebtedness that refinances or refunds (x) the Indebtedness under such Existing Note Indenture or (y) such refinancing or refunding Indebtedness) after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;
(5) there occurs with respect to any issue or issues of Indebtedness of the Issuer or any Significant Subsidiary having an outstanding principal amount of  $35 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created,

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an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration, and/or

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the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

(6) a court of competent jurisdiction enters a decree or order for:
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relief in respect of the Issuer or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

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appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or any Significant Subsidiary, or

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the winding up or liquidation of the affairs of the Issuer or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(7) the Issuer or any Significant Subsidiary:
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commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under such law,

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consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or such Significant Subsidiary or for all or substantially all of the property and assets of the Issuer or such Significant Subsidiary, or

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effects any general assignment for the benefit of its creditors.

If an Event of Default (other than an Event of Default specified in clause (6) or (7) above that occurs with respect to the Issuer) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by written notice to the Issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of the holders of at least 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Issuer or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.
If an Event or Default specified in clause (6) or (7) above occurs with respect to the Issuer, the principal of, premium, if any, and accrued interest on the notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the Issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

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all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived, and

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the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

As to the waiver of defaults, see “—Modification and waiver.”
The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless:
(1) the holder gives the trustee written notice of a continuing Event of Default;
(2) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy;
(3) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;
(4) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(5) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request.
However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.
The indenture requires certain officers of the Issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Issuer and its Subsidiaries and of its performance under the indenture and that the Issuer has fulfilled all obligations thereunder, or, if there has been a default in fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.
Consolidation, merger and sale of assets
The Issuer will not consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer unless:
(1) the Issuer shall be the continuing Person, or the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or that acquired or leased such property and assets of the Issuer shall be a corporation, general or limited partnership, limited liability company or other entity (other than an individual) organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the Issuer on the notes and under the indenture;
(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(3) immediately after giving effect to such transaction on a pro forma basis the Issuer, or any Person becoming the successor obligor of the notes, as the case may be, could Incur at least $1.00 of Indebtedness under paragraphs (1), (2) and (3) of the “Limitation on indebtedness” covenant; provided, however, that this clause (3) shall not apply to a consolidation or merger with or into a Wholly Owned Subsidiary with a positive net worth; provided further, however, that, in connection with any such merger or consolidation, no consideration (other than Capital Stock (other than Disqualified Stock) in the surviving Person or the Issuer) shall be issued or distributed to the holders of Capital Stock of the Issuer; and
(4) the Issuer delivers to the trustee an officers’ certificate (attaching the arithmetic computations to demonstrate compliance with clause (3) above) and an opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this covenant and that all conditions precedent provided for herein relating to such transaction have been complied with; provided, however, that clause (3) above does not apply if, in the good faith determination of the Board of Directors of the Issuer, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of domicile of the Issuer; provided further, however, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, unless:
(1) either such Subsidiary Guarantor shall be the continuing Person or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged shall be a corporation or other legal entity organized and validly existing under the laws of the United States of America or any state or jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee of such Subsidiary Guarantor and under the indenture; and
(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiary Guarantors, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.
Upon any such consolidation, combination or merger of the Issuer or a Subsidiary Guarantor, or any such sale, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Issuer in accordance with the foregoing provisions, in which the Issuer or such Subsidiary Guarantor is not the continuing obligor under the notes or its Subsidiary Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Subsidiary Guarantor is merged or the entity to which the sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Subsidiary Guarantor under the indenture, the notes and the Subsidiary Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Subsidiary Guarantor and, except in the case of a lease, the Issuer or such Subsidiary Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the notes or in respect of its Subsidiary Guarantee, as the case may be, and all of the Issuer’s or such Subsidiary Guarantor’s other obligations and covenants under the notes, the indenture and its Subsidiary Guarantee, if applicable.
Notwithstanding the foregoing, any Subsidiary Guarantor may (i) consolidate with or merge with or into the Issuer or another Subsidiary Guarantor or (ii) convert into a corporation, general or limited partnership, limited liability company or trust organized under the laws of such Subsidiary Guarantor’s jurisdiction of organization or the laws of the United States of America or any state or jurisdiction thereof.
Defeasance
The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors discharged with respect to the outstanding notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the notes and the Subsidiary Guarantees, and the indenture shall cease to be of further effect as to all outstanding notes and Subsidiary Guarantees, except as to:
(1) rights of holders to receive payments in respect of the principal of and interest on the notes when such payments are due from the trust funds referred to below,
(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes, and the maintenance of an office or agency for payment and money for security payments held in trust,
(3) the rights, powers, trust, duties, and immunities of the trustee, and the Issuer’s obligation in connection therewith, and
(4) the Legal Defeasance provisions of the indenture.
In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Subsidiary Guarantors released with respect to most of the covenants under the indenture, except as described otherwise in the indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1) the Issuer must irrevocably deposit with the trustee, in trust, for the benefit of the holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the notes on the stated date for payment or on the redemption date of the notes,
(2) in the case of Legal Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or
(b) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,
(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,
(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit),
(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under the indenture or a default under any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound (other than any such Default or default resulting solely from the borrowing of funds to be applied to such deposit),
(6) the Issuer shall have delivered to the trustee an officers’ certificate stating that the deposit was not made by it with the intent of preferring the holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and
(7) the Issuer shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the officers’ certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (2) and/or (3) and (5) of this paragraph have been complied with.
If the funds deposited with the trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the notes when due, then our obligations and the obligations of the Subsidiary Guarantors under the indenture will be revived and no such defeasance will be deemed to have occurred.
Satisfaction and discharge
The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when
(1) either:
(A) all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the trustee for cancellation; or

(B) all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that with respect to any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this paragraph to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;
(2) the Issuer has paid all other sums payable under the indenture by the Issuer; and
(3) the Issuer has delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
Modification and waiver
Subject to certain limited exceptions allowing modifications and amendments of the indenture without the consent of holders of the notes, modifications and amendments of the indenture may be made by the Issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:
(1) change the Stated Maturity of the principal of, or any installment of interest on, any note,
(2) reduce the principal amount of, or premium, if any, or interest on, any note,
(3) change the place of payment of principal of, or premium, if any, or interest on, any note,
(4) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any note,
(5) reduce the above-stated percentages of outstanding notes the consent of whose holders is necessary to modify or amend the indenture,
(6) waive a default in the payment of principal of, premium, if any, or interest on the notes,
(7) voluntarily release a Subsidiary Guarantor of the notes, except as permitted by the indenture,
(8) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults, or
(9) modify or change any provisions of the indenture affecting the ranking of the notes or the Subsidiary Guarantees in any manner adverse to the holders of the notes.
No personal liability of incorporators, stockholders, officers, directors, members, managers, employees or controlling persons
The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the indenture, or in any of the notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, member, manager or employee or controlling person of the Issuer or the Subsidiary Guarantors or of any successor Person thereof. Each holder, by accepting the notes, waives and releases all such liability.
Concerning the trustee
The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act of 1939 incorporated by reference into the indenture contain limitations on the rights of the trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.
Forms and denominations
The notes will be issued as permanent global securities in the name of a nominee of DTC and will be available only in book-entry form except in certain limited circumstances described below. See “—Book-entry system.” The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of  $2,000 and in integral multiples of  $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.
Book-entry system
The global notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC, DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of global notes for certificated notes.” Except in the limited circumstances described below, owners of beneficial interests in the global notes will not be entitled to receive physical delivery of notes in certificated form.
Depository procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Omega takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, whom we refer to as the Participants. DTC also facilitates the post-trade clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as U.S. and non-U.S. securities brokers and dealers, banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly whom we refer to collectively as the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
DTC has also advised us that, pursuant to procedures established by it:
(1) upon deposit of the global notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the global notes; and
(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the global notes).
All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. These interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.
Payments in respect of the principal of, and interest and premium on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, Omega and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither Omega, the trustee nor any agent of Omega or the trustee has or will have any responsibility or liability for:
(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or
(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
DTC has advised us that its current practice, upon its receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Omega, subject to any statutory or regulatory requirements as may be in effect from time to time.
Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Subject to compliance with the transfer restrictions applicable to the notes described herein, crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction.
Exchange of global notes for certificated notes
A global note is exchangeable for definitive notes in registered certificated form, which we refer to as certificated notes, only if:
(i) DTC notifies Omega that it is unwilling or unable to continue as depository for such global note or if at any time DTC ceases to be a clearing agency registered under the Exchange Act, and, in either case, Omega fails to appoint a successor depository within 90 days of such event, and
(ii) Omega executes and delivers to the trustee an officers’ certificate (and any other deliverables required under the indenture) stating that such global note shall be so exchangeable.
Certificated notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).
Same day settlement and payment
We will make payments in respect of the notes represented by the global notes (including principal and premium, if any) by wire transfer of immediately available funds to the accounts specified by the global note holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Governing law
The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

UNDERWRITING
J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Agricole Securities (USA) Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us, the subsidiaries named as guarantors therein and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Agricole Securities (USA) Inc., on behalf of themselves and the other several underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below.
Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$136,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$126,000,000
Credit Agricole Securities (USA) Inc.	$94,500,000
Stifel, Nicolaus & Company, Incorporated	$70,000,000
SunTrust Robinson Humphrey, Inc.	$42,000,000
Morgan Stanley & Co. LLC	$42,000,000
RBC Capital Markets, LLC	$42,000,000
Capital One Securities, Inc.	$42,000,000
Wells Fargo Securities, LLC	$42,000,000
Mitsubishi UFJ Securities (USA), Inc.	$21,000,000
BBVA Securities Inc.	$14,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	$14,000,000
Regions Securities LLC	$14,000,000
Total	$700,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of the notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and discounts
The representatives have advised us that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may also offer some of the notes to dealers at the public offering price less a concession not to exceed 0.375% of the principal amount of the notes. The underwriters may allow, and dealers may allow, a concession not to exceed 0.25% of the principal amount of the notes on sales to other dealers. After the initial offering, the public offering price or any other term of the offering may be changed.
The expenses of the offering payable by us, not including the underwriting discount, are estimated at $1,750,000.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
Extended Settlement
The settlement date of the notes is expected to be July 12, 2016, the seventh business day following the trade date (such settlement date being referred to as “T + 7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is three business days preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T + 7 to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.
No Sales of Similar Securities
We have agreed that we will not, for a period beginning on the date of the underwriting agreement and ending on the date that this offering closes, without the prior consent of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Agricole Securities (USA) Inc., directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.
Short Positions
In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships (Conflicts of Interest)
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of the underwriters or their affiliates that have a lending relationship with us may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of certain of the underwriters are lenders under our revolving credit facility. We will use the net proceeds of this offering to repay outstanding borrowings under our revolving credit facility, and such affiliates of the underwriters therefore will receive proceeds from this offering through the repayment of those borrowings. In addition, Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated lender under our credit facility, or its affiliate, a fee in connection with sales of notes in this offering. See “Use of proceeds.”
Notice to prospective investors in the European Economic area
In relation to each member state of the European Economic Area, no offer of notes which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:
A. to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B. to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
C. in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes referred to in (a) to (c) above shall result in a requirement for us or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the Representatives have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the Representatives to publish a prospectus for such offer.
For the purposes of this provision, the expression “an offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive that Relevant Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure each Member State.
The above selling restriction is in addition to any other selling restrictions set out below.
Notice to prospective investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to prospective investors in Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or the CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Certain United States federal income tax considerations
The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the notes. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary does not address the tax consequences to subsequent purchasers of the notes and is limited to persons who purchase the notes for cash at original issue, at the offering price, and hold the notes as capital assets within the meaning of Section 1221 of the Code. There can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. This discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, including, without limitation, tax-exempt organizations, holders subject to the United States federal alternative minimum tax, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, controlled foreign corporations, passive foreign investment companies, partnerships, S corporations or other pass-through entities, U.S. holders (as defined below) whose functional currency is not the United States dollar, and persons that hold the notes in connection with a straddle, hedging, conversion or other risk-reduction transaction.
As used herein, the term “U.S. holder” means a beneficial owner of a note that is for United States federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is neither a U.S. holder nor a partnership or an entity treated as a partnership for U.S. federal income tax purposes.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.
This summary does not address the tax consequences arising under any state, local, or foreign law. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws or any consequences that may result with respect to these transactions if the proposed Treasury regulations under section 385 of the Code, which were published in the Federal Register on April 8, 2016, are finalized.

INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Treatment of the notes
In certain circumstances, we may be obligated to pay amounts in excess of the stated interest or principal on the notes, including as described under “Description of notes.” Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes may be different from the consequences described herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
Tax consequences to U.S. holders
Payments of stated interest
Stated interest on a note will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for United States federal income tax purposes.
Original issue discount
It is expected that the notes will not be issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount. As a result, the notes will not be subject to the original issue discount, which we refer to as OID, rules. If, however, the “stated redemption price at maturity” (generally equal to the sum of all payments required under the notes other than payments of qualified stated interest) of the notes exceeds the issue price by more than a de minimis amount, you will be required to include OID in income for United States federal income tax purposes as it accrues under a constant yield method, regardless of your method of accounting. As a result, you may be required to include OID in taxable income prior to the receipt of cash. OID that has been included in a holder’s taxable income increases the basis in the notes for purposes of computing gain or loss on a subsequent sale, exchange, retirement, redemption, or other taxable disposition of a note.
Sale, exchange, retirement, redemption or disposition of the notes
Upon the sale, exchange, retirement, redemption or other taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of the note to you. The amount realized excludes any amounts attributable to accrued but unpaid stated interest, which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition, the note has been held for more than one year. Under current U.S.

federal income tax law, net long-term capital gains of non-corporate U.S. holders (including individuals) are eligible for taxation at preferential rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult with their own tax advisors concerning these tax law provisions.
Medicare tax
A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to a note), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of a note) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Information reporting and backup withholding
Unless a U.S. holder is an exempt recipient, such as a corporation, payments made with respect to the notes may be subject to information reporting and may also be subject to U.S. federal backup withholding at the applicable rate if a U.S. holder fails to comply with applicable United States information reporting and certification requirements.
Backup withholding is not an additional tax. Any amount withheld from you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.
Tax consequences to non-U.S. holders
Payments of interest
Subject to the discussions below concerning effectively connected income and backup withholding, payments of interest on the notes by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving interest on the notes on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN (or appropriate substitute form), under penalties of perjury, that you are not a U.S. person, provided that if you hold the note through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such a Form W-8BEN (or suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the notes are held through intermediaries. Payments of interest on the notes that do not meet the above-described requirements and that are not effectively connected with your conduct of a U.S. trade or business will be subject to a United States federal income tax of 30% (or such lower rate as provided by an applicable income tax treaty), collected by means of withholding.
Sale, exchange, retirement, redemption or disposition of the notes
Generally, any gain recognized by a non-U.S. holder on the sale, redemption, retirement, exchange or other taxable disposition of a note (other than amounts attributable to accrued and unpaid interest, which are treated as described under “Tax consequences to non-U.S. holders—Payments of interest” above) will not be subject to United States federal income tax or withholding, unless:
•
the gain is effectively connected with the conduct of a United States trade or business of the non-U.S. holder (and, if required by an applicable tax treaty, the gain is attributable to a permanent establishment or fixed base maintained in the United States by the non-U.S. holder), in which case such gain will generally be subject to United States federal income tax (and possibly branch profits tax) in the same manner as effectively connected interest as described below;

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of that disposition, and certain other conditions are met, in which case the non-U.S. holder will generally be subject to United States federal income tax at a 30% rate (or such lower rate as may be prescribed by an applicable tax treaty) on any gain recognized, which may be offset by certain United States source losses; or

•
the non-U.S. holder is subject to Code provisions applicable to certain United States expatriates.

A non-U.S. holder should consult his or her tax advisor regarding the tax consequences of the disposition of the notes.
Effectively connected income
The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in a note is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS Form W-8ECI, or an appropriate substitute, is provided), you generally will be subject to regular United States federal income tax at graduated rates on any interest and gain with respect to the notes in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits (subject to adjustments) attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.
Foreign Account Tax Compliance Act
Pursuant to Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder and related administrative guidance (“FATCA”), a 30% United States federal withholding tax may apply to any interest paid on the notes and, for a disposition of a note occurring after December 31, 2018, the gross proceeds from such disposition, in each case if paid to non-U.S. financial institutions and certain other non-U.S. nonfinancial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting and due diligence obligations. Such an entity can generally establish its exemption from FATCA withholding by providing the applicable withholding agent with a properly executed IRS Form W-8BEN-E (or other applicable form). Non-U.S. entities that are organized in a jurisdiction that has entered into an intergovernmental agreement with the United States regarding FATCA may be subject to different rules. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither the issuer nor any paying agent or any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Non-U.S. holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.
Information reporting and backup withholding
Non-U.S. holders may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid information reporting and backup withholding with respect to payments on the notes or proceeds from the disposition of the notes. Information returns generally will be filed with the IRS, however, in connection with payments of interest on the notes to non-U.S. holders.
Backup withholding is not an additional tax. Any amount withheld from a payment to you under the backup withholding rules generally will be allowed as a refund or a credit against your United States federal income tax liability, provided the required information is furnished timely to the IRS.
Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.
THE UNITED STATES FEDERAL INCOME TAX SUMMARY SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON YOUR PARTICULAR SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

Certain legal matters
Certain legal matters will be passed upon for us by Bryan Cave LLP, Atlanta, Georgia. Certain federal income tax matters were also passed upon for us by Bryan Cave LLP, Atlanta, Georgia. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York has acted as counsel for the underwriters of the notes offered hereby.
Experts
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedules included in our Current Report on Form 8-K filed with the Commission on June 30, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS
Debt securities
Guarantees of debt securities
We may offer and sell from time to time in one or more offerings our debt securities. The debt securities issued by us may fully and unconditionally be guaranteed by one or more of our subsidiaries identified in the automatic shelf registration statement on Form S-3 that we filed with the SEC on December 22, 2015, and any amendments thereto on terms to be determined at the time of the offering.
This prospectus describes the general terms of the securities and the general manner in which we will offer them. We will provide specific terms of any offering of the securities in supplements to this prospectus. The information in the prospectus supplement may supplement, update or change information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference. Before you invest, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material we authorize relating to the securities and the documents incorporated by reference.
Investing in the securities involves risks. See the “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement. Before buying the securities, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission, which we refer to as the SEC, which is incorporated by reference in this prospectus. See “Available Information.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell the securities at fixed prices, which may change, or at negotiated prices. Information about the underwriters or agents who will participate in any particular sale of the securities, including any applicable commissions or discounts, will be set forth in the applicable prospectus supplement. See the sections of this prospectus entitled “About this prospectus” and “Plan of distribution.” Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and term of the offering of such securities.
The date of this prospectus is December 22, 2015.

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus and any prospectus supplement, or to make representations as to matters not stated in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy any securities other than the registered securities to which they relate. This prospectus and any prospectus supplement do not constitute an offer to sell or our solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this prospectus or any prospectus supplement at any time does not create an implication that the information contained herein or therein is correct as of any time subsequent to their respective dates.
i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act. Under this shelf registration process, we may sell, from time to time, any combination of the securities described in this prospectus and the applicable prospectus supplements in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Each prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement.
This prospectus includes important information about us and other information of which you should be aware before investing in the securities, but it does not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
Before purchasing any securities, you should carefully read this prospectus, any prospectus supplement and any free writing prospectus or other offering material that we authorize together with the documents incorporated by reference as described under “Incorporation of Certain Information by Reference” and the additional information described under the heading “Available Information” below.
Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “the Company,” “Omega,” “we,” “us,” “our” or similar references mean Omega Healthcare Investors, Inc., a Maryland corporation, and its subsidiaries, including OHI Healthcare Properties Limited Partnership, a Delaware limited partnership, which we refer to as the Operating Partnership. When we refer to “you,” we mean the holders of the applicable series of securities.

AVAILABLE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. As a result, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the web site maintained by the SEC at www.sec.gov, as well as on our website at www.omegahealthcare.com. Because shares of our common stock trade on the NYSE, you may inspect information that we file with the NYSE at the offices of the NYSE at 20 Broad Street, New York, New York 10005. Information on our website is not incorporated by reference herein, and our web address is included as an inactive textual reference only.
We have filed with the SEC a registration statement under the Securities Act, which registers the distribution of these securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. Copies of the registration statement are available to the public through the sources referred to above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to our other filings with the SEC. The information that we incorporate by reference is considered a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than information in these documents that is not deemed to be filed with the SEC:
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Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 27, 2015 and as amended on April 30, 2015;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 8, 2015, August 5, 2015 and November 6, 2015, respectively;

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Current Reports on Form 8-K* filed on, February 3, 2015, February 9, 2015, February 11, 2015, March 11, 2015, March 13, 2015, March 24, 2015, March 27, 2015, April 3, 2015, June 15, 2015, June 17, 2015, July 20, 2015, July 31, 2015, September 4, 2015, September 16, 2015, September 29, 2015, October 27, 2015, November 17, 2015, December 8, 2015, December 17, 2015 and December 22, 2015; and

•
our Proxy Statement on Schedule 14A, relating to the annual meeting of stockholders held on July 17, 2015 and filed with the SEC on May 28, 2015.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of any person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to the documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for copies in writing or by telephone should be directed to:
Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, MD 21030
Attn: Chief Financial Officer
(410) 427-1700

*
We are not incorporating and will not incorporate by reference into this prospectus past or future information on reports furnished or that will be furnished under Items 2.02 and/or 7.01 of, or otherwise with, Form 8-K.

Cautionary Disclosure Regarding Forward-Looking Statements
All statements other than statements of historical facts included or incorporated by reference in this prospectus, including, without limitation, statements under “Risk Factors” and elsewhere in this prospectus regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward- looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct. Important factors that could cause actual results to differ materially from our expectations, which we refer to as cautionary statements, are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included or incorporated in this prospectus. These forward-looking statements involve risks and uncertainties that may cause our actual future activities and results of operations to be materially different from those suggested or described in this prospectus.
There are a number of factors that could cause our actual results to differ materially from those projected in such forward-looking statements. These factors include, without limitation:
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those items discussed under “Risk Factors” herein and under “Risk Factors” in Item 1A to our annual reports on Form 10-K and as supplemented from time-to-time in Part II, Item 1A to our quarterly reports on Form 10-Q;

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uncertainties relating to the business operations of the operators of our assets, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels;

•
the ability of any operators in bankruptcy to reject unexpired lease obligations, modify the terms of our mortgages and impede our ability to collect unpaid rent or interest during the process of a bankruptcy proceeding and retain security deposits for the debtors’ obligations;

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our ability to sell closed or foreclosed assets on a timely basis and on terms that allow us to realize the carrying value of these assets;

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our ability to negotiate appropriate modifications to the terms of our credit facilities;

•
our ability to manage, re-lease or sell any owned and operated facilities;

•
the availability and cost of capital;

•
changes in our credit ratings and the ratings of our debt securities;

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competition in the financing of healthcare facilities;

•
regulatory and other changes in the healthcare sector;

•
the effect of economic and market conditions generally and, particularly, in the healthcare industry;

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changes in the financial position of our operators;

•
changes in interest rates;

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the amount and yield of any additional investments;

•
the possibility that we will not realize estimated synergies or growth as a result of our acquisition by merger of Aviv REIT, Inc., which transaction was consummated on April 1, 2015, or that such benefits may take longer to realize than expected;

•
changes in tax laws and regulations affecting real estate investment trusts; and

•
our ability to maintain our status as a real estate investment trust.

All subsequent written and oral forward-looking statements attributable to us, or persons acting on any of our behalf, are expressly qualified in their entirety by the cautionary statements set forth above. Forward-looking statements speak only as of the date they are made, and we do not undertake or assume any obligation to update publicly any of these statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Risk Factors
Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risks regarding our business that are set forth in the “Risk Factors” of Part I, Item 1A to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2014 and as supplemented in Part II, Item 1A to our quarterly report on Form 10-Q for the quarterly period ended March 31, 2015, each of which is hereby incorporated by reference, the risks described below and any risks in the accompanying prospectus supplement, as well as the other information included or incorporated by reference in this prospectus and any prospectus supplement. We may amend or supplement these risk factors from time to time by other reports we file with the SEC in the future. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition. The occurrence of any of these risks might cause you to lose all or a part of your investment in our securities. See “Available Information” and “Incorporation of Certain Information by Reference.”

The Company
We are a self-administered real estate investment trust, which we refer to as a REIT, investing in income-producing healthcare facilities, principally long-term care facilities, located in the United States and the United Kingdom. We provide lease or mortgage financing to qualified operators of skilled nursing facilities, which we refer to as SNFs, and, to a lesser extent, assisted living facilities, which we refer to as ALFs, and independent living facilities and rehabilitation and acute care facilities, which we refer to as specialty facilities.
We are structured as an umbrella partnership real estate investment trust, which we refer to as an UPREIT. Accordingly, substantially all of our assets are held by OHI Healthcare Properties Limited Partnership, our operating partnership that is a subsidiary of Omega, which we refer to as the Operating Partnership. Omega and a wholly-owned subsidiary of Omega are the general partners of the Operating Partnership and have exclusive control over the Operating Partnership’s day-to-day management. As of September 30, 2015, we owned approximately 95% of the issued and outstanding units of partnership interest of the Operating Partnership, and investors owned approximately 5% of the units.
We were incorporated in the State of Maryland on March 31, 1992. Our principal executive offices are located at 200 International Circle, Suite 3500, Hunt Valley, Maryland 21030, and our telephone number is (410) 427-1700. Additional information regarding our Company is set forth in documents on file with the SEC and incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Available Information.”
The Operating Partnership
The following is a description of our Operating Partnership and certain of the terms of the Partnership Agreement of our Operating Partnership. For more detail, you should refer to the partnership agreement of the Operating Partnership, which we have filed with the SEC.
We conduct substantially all of our operations and make substantially all of our investments through the Operating Partnership. As the only general partners of the Operating Partnership, Omega and a wholly-owned subsidiary of Omega have exclusive control over the Operating Partnership’s day-to-day management, the right and power to make all decisions and take any and every action with respect to the property, business and affairs of the Operating Partnership, and all the rights, power and authority generally conferred by law, or necessary, advisable or consistent with accomplishing the purposes of the Operating Partnership. All such decisions or actions made or taken by the general partners pursuant to the partnership agreement of the Operating Partnership are binding upon the Operating Partnership and all of its partners.
The partnership agreement of the Operating Partnership requires that the Operating Partnership be operated in a manner that enables us (1) to satisfy the requirements for being classified as a REIT, (2) to avoid any federal income or excise tax liability imposed by the Internal Revenue Code of 1986, as amended, which we refer to as the Code (other than any federal income tax liability associated with our retained capital gains), including through the incurrence of debt to fund required distributions and (3) to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” taxable as a corporation under Section 7704 of the Code. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of the Operating Partnership will be deemed to be our assets and income.
Pursuant to the partnership agreement of the Operating Partnership, holders of units of limited partnership interests in the Operating Partnership have redemption rights which enable them to cause the Operating Partnership to redeem their units in exchange for cash (or shares of Omega common stock, at the election of the general partners), as is more specifically detailed in the Partnership Agreement.

Use of Proceeds
We will describe the use of proceeds with respect to a particular offering in the applicable prospectus supplement or other offering material, which may include, among other things, general business purposes, including repayment of debt, acquisitions, capital expenditures and working capital.
Ratio of Earnings to Fixed Charges
The table below sets forth, for the periods indicated, our ratio of earnings to combined fixed charges. We have calculated the ratio of earnings to combined fixed charges by adding net income (loss) from continuing operations to fixed charges and dividing that sum by such fixed charges irrespective of whether or not such dividends were actually paid. Earnings consist of income (loss) from continuing operations plus fixed charges. Fixed charges consist of interest expense, amortization of deferred financing costs and gains and losses related to retiring certain debt early.
	Year ended December 31,					Nine months ended September 30, 2015
	2010	2011	2012	2013	2014
Earnings / combined fixed charges	1.6x	1.6x	2.1x	2.9x	2.7x	2.4x

Description of Debt Securities
The following description, together with the additional information that may be included in any applicable prospectus supplement and in any related free writing prospectus, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, the particular terms of any debt securities will be described in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. We may issue debentures, notes, bonds or other evidences of indebtedness, which we refer to as debt securities, from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities and may be secured or unsecured. The debt securities will be issued under an indenture between us and a trustee to be named in the applicable prospectus supplement. We have summarized select provisions of the indenture below. This summary is not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indenture (including any amendments or supplements). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the summary below, the applicable prospectus supplement and the indenture and any related documents before making your investment decision.
The applicable prospectus supplement (including any pricing supplement or term sheet) will set forth the terms of the debt securities or any series thereof, including, if applicable:
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the title of the debt securities, whether the debt securities will be senior debt securities or subordinated debt securities and whether the debt securities will be secured or unsecured;

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any limit upon the aggregate principal amount of the debt securities;

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the date or dates on which the principal amount of the debt securities will mature;

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if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

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if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

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the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

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any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

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any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

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if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

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if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

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the events of default and covenants relevant to the debt securities, including the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

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the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

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if other than United States dollars, the currency in which the debt securities will be paid or denominated;

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if the debt securities are to be payable, at the election of us or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

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the designation of the original currency determination agent, if any;

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if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

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any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

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the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

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whether and under what circumstances we will pay additional amounts to non-United States holders in respect of any tax assessment or government charge;

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whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

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if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

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the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

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whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

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whether the debt securities will be secured or unsecured;

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whether the debt securities will be convertible and the terms of any conversion provisions;

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a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

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any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.

This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless otherwise indicated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. Unless otherwise indicated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Description of Guarantees
Certain indirect and direct subsidiaries of Omega may fully and unconditionally guarantee our obligations under any series of debt securities issued hereunder. The specific terms of any guarantee will be described in the applicable prospectus supplement.
The obligations of each guarantor under its guarantee will be limited to the maximum amount that will not result in the obligations of such guarantor under such guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The specific provisions under which a guarantor may be released and discharged from its guarantee will be described in the applicable prospectus supplement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
Consequences of an Investment in Our Securities
The following is a general summary of material U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities, but does not purport to be an analysis of all potential tax effects. It is not tax advice. The summary is not intended to represent a detailed description of the U.S. federal income tax consequences applicable to a particular holder of our securities in view of any person’s particular circumstances, nor is it intended to represent a detailed description of the U.S. federal income tax consequences applicable to holders of our securities subject to special treatment under the federal income tax laws such as insurance companies, tax-exempt organizations, financial institutions, securities broker-dealers, non-U.S. persons, persons holding our securities as part of a hedge, straddle, or other risk reduction, constructive sales or conversion transaction, investors in pass-through entities, expatriates and taxpayers subject to alternative minimum taxation. Moreover, this summary assumes that holders of our securities hold our securities as a “capital asset” for U.S. federal income tax purposes, which generally means property held for investment.
The information in this section is based on the Code; current, temporary, and proposed Treasury Regulations promulgated under the Code, which we refer to as Treasury Regulations; the legislative history of the Code; current administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and court decisions, in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings. We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the securities or that any such position would not be sustained.
WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR SECURITIES. SPECIFICALLY, YOU SHOULD CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE, AND REGARDING CHANGES IN APPLICABLE TAX LAWS.
As used herein, the term “U.S. holder” means a beneficial owner of our securities that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

The term “non-U.S. holder” means a beneficial owner of our securities that is, for U.S. federal income tax purposes, an individual, corporation, estate, or trust and is not a U.S. holder.
In certain circumstances, we may be obligated to pay holders amounts in excess of stated interest or principal on the securities. Our obligation to pay such excess amounts may implicate the provisions of the Treasury Regulations relating to “contingent payment debt instruments.” Under these regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies in the aggregate are “remote” or are considered to be

“incidental.” In the event we determine that contingencies are remote or incidental, such determination will be binding on you unless you disclose your contrary position in the manner required by applicable Treasury Regulations. Our determination would not, however, be binding on the IRS, and if the IRS successfully challenged our determination, it could affect the timing and amount of a holder’s income and could cause the gain from the sale or other disposition of the securities to be treated as ordinary income, rather than capital gain. This disclosure assumes that the securities will not be considered contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the securities of the contingent payment debt regulations and the consequences thereof.
Taxation of Taxable U.S. Holders of Our Securities
Payments of stated interest
Stated interest on the securities will generally be taxable to you as ordinary income at the time it either accrues or is received in accordance with your regular method of accounting for U.S. federal income tax purposes.
Original Issue Discount
If the securities have a stated redemption price at maturity that does not exceed the issue price by more than the statutory de minimis amount, the securities will not be subject to the rules applicable to original issue discount, which we refer to as OID. If, however, the stated redemption price at maturity (generally equal to the sum of all payments required under the securities other than payments of qualified stated interest) of the securities exceeds the issue price by more than a de minimis amount, you will be required to include OID in income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of your method of accounting. As a result, you may be required to include OID in taxable income prior to the receipt of cash.
Premium
If the securities are offered at a cost greater than the securities’ redemption price, you will be considered to have purchased the securities at a premium (referred to as “bond premium”), and you may elect to amortize the bond premium as an offset to interest income, using a constant yield method, over the remaining term of the securities. Amortizable bond premium is treated as a reduction of interest on the securities instead of as a deduction. If you elect to amortize the bond premium, you will be required to reduce your tax basis in the securities by the amount of the bond premium amortized during your holding period. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis in the securities. Therefore, if you do not elect to amortize bond premium and you hold the securities to maturity, you generally will be required to treat the bond premium as capital loss when the securities mature. If you elect to amortize the bond premium, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS.
Sales, Exchange or Other Taxable Disposition of the Securities
Upon the sale, exchange, retirement, redemption or other taxable disposition of the securities, you will recognize gain or loss equal to the difference between the amount realized and your adjusted tax basis in the securities. Your adjusted tax basis in the securities will generally equal the cost of the securities to you plus any accrued but unpaid original discount and minus any bond premium amortization. The amount realized excludes any amounts attributable to accrued but unpaid stated interest, which will be includable in income as interest (taxable as ordinary income) to the extent not previously included in income. Any gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement, redemption or other taxable disposition, the securities have been held for more than one year. For non-corporate holders, certain preferential tax rates may apply to gain recognized as long-term capital gain. The deductibility of net capital losses is subject to limitation.

Medicare tax
A 3.8% Medicare tax will be imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally will include interest (including interest paid with respect to the securities), dividends, annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the sale, exchange, redemption or other taxable disposition of the securities) and certain other income, but will be reduced by any deductions properly allocable to such income or net gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the securities.
Taxation of Non-U.S. Holders
The rules governing non-U.S. holders are complex, and the following discussion is intended only as a summary of such rules. Non-U.S. holders should consult with their own tax advisors to determine the impact of United States federal, state, and local income tax laws on an investment in securities of Omega, including any reporting requirements.
Payments of Interest
Subject to the discussions below concerning effectively connected income and backup withholding, payments of interest on the securities by us or any paying agent to you will not be subject to U.S. federal withholding tax, provided that (a) pursuant to the “portfolio interest” exception (i) you do not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) you are not a controlled foreign corporation (within the meaning of the Code) that is related, directly or indirectly, to us, (iii) you are not a bank receiving the securities on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business and (iv) you certify to us or our paying agent on IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate substitute form), under penalties of perjury, that you are not a United States person, provided that if you hold the securities through a financial institution or other agent acting on your behalf, you provide appropriate documentation to your agent and your agent provides certification under penalties of perjury to us or our paying agent that it has received such IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) from you or a qualifying intermediary and furnishes us or our agent with a copy or (b) you are entitled to the benefits of an income tax treaty under which such interest is exempt from U.S. federal withholding tax, and you or your agent provides to us a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or an appropriate substitute form evidencing eligibility for the exemption). Additional certifications and procedures may be required if the securities are held through intermediaries. Payments of interest on the securities that do not meet the above-described requirements and that are not effectively connected with your conduct of a U.S. trade or business will be subject to a U.S. federal income tax of 30% (or such lower rate as provided by an applicable income tax treaty), collected by means of withholding.
Sale, Exchange or Other Taxable Disposition of the Securities
Subject to the discussion below concerning effectively connected income and backup withholding, you generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of the securities unless you are an individual who is present in the United States for at least 183 days during the taxable year of disposition and certain other conditions are met, in which case you will be subject to a 30% United States federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses.
Effectively Connected Income
The preceding discussion assumes that the interest and gain received by the non-U.S. holder is not effectively connected with the conduct by such non-U.S. holder of a trade or business in the United States. If you are engaged in a trade or business in the United States and your investment in the securities is effectively connected with such trade or business, although you will be exempt from the 30% withholding tax (provided a required certification, generally on IRS Form W-8ECI, or an appropriate substitute, is provided), you generally will be subject to regular U.S. federal income tax at graduated rates on any interest and gain with respect to the securities in the same manner as if you were a U.S. holder, and if you are a foreign corporation you may also be subject to a branch profits tax at 30% (or such lower rate provided by an applicable income tax treaty) on your effectively connected earnings and profits (subject to adjustments) attributable to such interest and gain. If you are eligible for the benefits of a tax treaty, any effectively connected income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 through 1474 of the Code, which we refer to as FATCA, on certain types of payments made to certain foreign financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax is imposed on interest payments and, commencing January 1, 2019, on gross proceeds from the sale or other disposition of our securities, in both cases with respect to securities held by or through certain foreign financial institutions (including investment funds), unless such financial institution enters into a compliance agreement with the IRS, whereby it will agree to report, on an annual basis, certain information with respect to shares in the financial institution held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Likewise, interest and gross proceeds (as of the same date described above) from the sale or other disposition of our securities held by a non-financial non-U.S. entity will be subject to 30% withholding unless such non-financial non-U.S. entity (1) certifies to Omega either that (A) the non-financial non-U.S. entity does not have a “substantial United States owner” or (B) provides Omega with the name, address and U.S. TIN of each substantial U.S. owner and (2) Omega does not know or have reason to know that the certification or information provided regarding substantial U.S. owners is incorrect. If a non-financial non-U.S. entity provides Omega with the name, address, and TIN of a substantial United States owner, Omega will provide such information to the IRS. Omega will not pay any additional amounts to any paying agent or other person in respect of any amounts withheld.
Information Reporting Requirements and Backup Withholding Tax
If you are a U.S. holder, Omega will report to its U.S. holders and to the IRS the amount of interest on the securities or proceeds of the sale or other taxable disposition of the securities paid during each calendar year and the amount of tax withheld, if any, with respect thereto. Generally, backup withholding will apply to such payments if:
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you fail to furnish a TIN in the prescribed manner;

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the IRS notifies us that the TIN furnished by you is incorrect;

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the IRS notifies us that you are subject to backup withholding because you failed to report properly the receipt of reportable interest or dividend payments; or

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you fail to certify under penalties of perjury that you are not subject to backup withholding.

A U.S. holder who does not provide Omega with the holder’s correct taxpayer identification number also may be subject to penalties imposed by the IRS.
If you are a non-U.S. holder, generally, backup withholding does not apply to payments of interest if the certification described under “— Tax Consequences to Non-U.S. Holders — Payments of Interest” is provided to us (provided that we have no actual knowledge or reason to know that you are a United States person). Information reporting may still apply to payments of interest even if a certification is provided and interest is exempt from such withholding. Payments of proceeds made to a non-U.S. holder upon a sale or other taxable disposition (including a retirement or redemption) of securities by (i) a U.S. office of a broker will be subject to information reporting and backup withholding unless the above-mentioned certification is provided to us and (ii) a foreign office of a foreign broker, will not be subject to information reporting or backup withholding, unless the broker has certain connections with the United States, in which case information reporting (but generally not backup withholding) will apply (except where the broker has in its records documentary evidence that the beneficial owner is not a United States person and certain other conditions are met or the beneficial owner otherwise establishes an exemption). Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge or reason to know that the payee is a United States person. In addition to the foregoing, we must report annually to the IRS and to each non-U.S. holder on IRS Form 1042-S the entire amount of interest paid to you. This information may also be made available to the tax authorities in the country you reside under the provisions of an applicable income tax treaty or other agreement.
Holders of securities should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom and the procedure for obtaining such an exemption, if available. Some holders (including, among others, corporations) are generally not subject to information reporting and backup withholding. Backup withholding is not an additional tax and any amounts withheld will be allowed as a refund or credit against the holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.
Possible Legislative or Other Actions Affecting Tax Consequences
Prospective holders of our securities should recognize that the present federal income tax treatment of investment in our Company may be modified by legislative, judicial or administrative action at any time and that any of these actions may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in our Company.
State and Local Taxes
We may be and you may be subject to state or local taxes in other jurisdictions such as those in which we may be deemed to be engaged in activities or own property or other interests. The state and local tax treatment of us may not conform to the federal income tax consequences discussed above.

PLAN OF DISTRIBUTION
We may sell the securities in any one or more of the following ways:
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to the public through underwriting syndicates led by one or more managing underwriters;

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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to one or more underwriters acting alone for resale to investors or to the public; and

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through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
The applicable prospectus supplement will, where applicable:
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identify any such underwriter, dealer or agent;

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describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

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describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

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identify the amounts underwritten; and

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identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us, our Operating Partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
In connection with particular offerings of our securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of such securities will be passed upon for Omega Healthcare Investors, Inc. and subsidiary guarantors in Arizona, California, Colorado, Delaware, Illinois, Maryland and Texas by Bryan Cave LLP, Atlanta, Georgia. Other counsels have passed upon the validity of guarantees relating to other subsidiary guarantors in Connecticut, Florida, Indiana, Iowa, Kentucky, Massachusetts, Michigan, Mississippi, New Mexico, Ohio and Pennsylvania. In addition, certain legal matters with respect to federal income tax consequences will be passed upon for us by Bryan Cave LLP, Atlanta, Georgia.
EXPERTS
Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014 (including schedules appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership for the year ended December 31, 2014 appearing in our Form 8-K filed April 3, 2015 (including schedules appearing therein), and the effectiveness of internal control over financial reporting of Aviv REIT, Inc. and Aviv Healthcare Properties Limited Partnership as of December 31, 2014 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$700,000,000
4.375% Senior notes due 2023

Prospectus supplement

Joint book-running managers
J.P. Morgan	BofA Merrill Lynch	Credit Agricole CIB	Stifel
Co-managers
Capital One	Morgan Stanley	RBC Capital Markets
SunTrust Robinson Humphrey	Wells Fargo Securities	MUFG
BB&T Capital Markets	BBVA	Regions Securities LLC
June 30, 2016